UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Schedule 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
INSMED INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF MEETING AND PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

insmed®

MAY 13, 2024

700 US Highway 202/206
Bridgewater, New Jersey 08807

insmed
700

OUR PURPOSE

A promise that empowers

No. 1
Science Top Employer for third year in a row

~1,000
employees around the globe

Great Place to Work Certification
in the U.S. for third year in a row

WELL
health safety rated 2024

Great Place To Work® Certified JUL 2023-JUL 2024 USA

Science 2023 TOP EMPLOYERS

WELL HEALTH-SAFETY RATED 2024

ARISE

- Reported positive topline data from Phase 3 ARISE study of ARIKAYCE in MAC lung disease patients who had not started antibiotics

Aspen

- Completed enrollment in Phase 3 ASPEN study of brensocatib in bronchiectasis
- Initiated Phase 2 BiRCh study of brensocatib in chronic rhinosinusitis without nasal polyps ("CRSsNP")
- Completed enrollment in Phase 2 study of treprostinil palmitil inhalation powder ("TPIP") in pulmonary hypertension associated with interstitial lung disease ("PH-ILD")

Our commitment to patients is an active promise to listen to them, learn from them, and work quickly and creatively to deliver meaningful results to meet their needs. We know that living with a rare disease is not easy, and we strive to provide the information and support needed to ensure that they are not on this journey alone.

insmed
700

INSMED INCORPORATED 700 US HIGHWAY 202/206 BRIDGEWATER, NEW JERSEY 08807 (908) 977-9900

April 1, 2024
Dear Fellow Shareholders:
On behalf of our Board of Directors and our employees, thank you for your investment in Insmed. When I joined Insmed more than 11 years ago, we were a group of about 30 people, and our enterprise value was zero. Our vision was to use the success of what we believed would be our first product to build the credibility to pursue and launch multiple subsequent products using that same infrastructure. We also envisioned building a robust research capability to advance urgently needed medicines that would represent the future of Insmed.
The continued support of our shareholders has enabled us to grow into the company we are today. We have successfully launched ARIKAYCE® (amikacin liposome inhalation suspension) for the treatment of patients with refractory Mycobacterium avium complex (MAC) lung disease in the U.S., Europe, and Japan and have put into place the subsequent development programs, now in late stage, which we believe will catapult us into the small category of companies that have multiple first- or best-in-class commercial programs available in key markets around the world. We have also assembled multiple research platforms and technologies to build a foundation for the future.
As we await the much-anticipated release of topline data from our Phase 3 ASPEN trial of brensocatib in patients with bronchiectasis in the latter part of the second quarter, we can take the opportunity to reflect on the company we have built. We have assembled an impressive Board of Directors, with decades of industry and operational experience, varied geographic perspectives, and substantial financial expertise. Our Board of Directors provides oversight on key decisions we make, and are engaged in our strategy and growth plan as we look to the future.
In addition, we have assembled a team of wildly talented employees and have successfully maintained a company that operates as an intentional community—one in which people live our values, keep patients at the forefront of decisions, question the status quo, and strive to act as an example to others. In July 2023, we published our inaugural Responsibility Report, and we look forward to keeping our stakeholders apprised of our progress through our future reports. Our employees are deeply passionate about our mission, they believe in our future and our ability to get there, and they feel empowered to do their best work for patients. I am enormously proud to be part of this team—now nearly 1,000 people strong.
I am grateful to our shareholders, who have believed in Insmed and the future we aim to achieve and I encourage you to vote your shares, whether or not you plan to attend this year’s Annual Meeting of Shareholders. In this critically important year where we seek to fundamentally change the trajectory of our company, there is no greater motivation than the opportunity to deliver treatments where there are none today and we are glad to have your support as part of our journey.
Sincerely yours,

WILLIAM H. LEWIS
Chair of the Board
This Proxy Statement is first being mailed to shareholders on or about April 1, 2024.
INSMED PROXY STATEMENT	3

INSMED INCORPORATED 700 US HIGHWAY 202/206 BRIDGEWATER, NEW JERSEY 08807 (908) 977-9900

Notice of Annual Meeting of Shareholders to be Held on May 13, 2024
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Insmed Incorporated (“Insmed”) will be held virtually via the Internet at www.virtualshareholdermeeting.com/INSM2024, on May 13, 2024, at 9:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the following purposes:
1.	To elect four Class III directors, David R. Brennan, Leo Lee, Carol A. Schafer and Melvin Sharoky, M.D., to serve until the 2027 Annual Meeting of Shareholders;
2.	To conduct an advisory vote on the 2023 compensation of our named executive officers (“NEOs”);
3.	To ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2024;
4.	To approve Amendment No. 1 to the Insmed Incorporated Amended and Restated 2019 Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Annual Meeting will be a completely virtual meeting of shareholders. Holders of record of shares of Insmed common stock, $0.01 par value per share (the “Common Stock”), at the close of business on March 12, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting.
You are requested to vote promptly in advance of the Annual Meeting by telephone by dialing 1-800-690-6903, electronically through the Internet by visiting www.proxyvote.com, or by returning a completed proxy card by mail regardless of whether you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may vote even if you already have sent in your proxy. You may not vote your shares at the Annual Meeting unless you enter the 16-digit control number found on your notice, proxy card, or other proxy materials.
By Order of the Board

MICHAEL A. SMITH
Corporate Secretary
April 1, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE INSMED INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2024: The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxyvote.com.

4	INSMED PROXY STATEMENT

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS OF
INSMED INCORPORATED TO BE HELD MAY 13, 2024
In this Proxy Statement, we use the words “Insmed Incorporated” to refer to Insmed Incorporated, a Virginia corporation, and we use the words “Company,” “Insmed,” “we,” “us,” and “our” to refer to Insmed Incorporated and its consolidated subsidiaries. Insmed and ARIKAYCE are trademarks of Insmed Incorporated. This Proxy Statement also contains trademarks of third parties. Each trademark of another company appearing in this Proxy Statement is the property of its owner.
INSMED PROXY STATEMENT	5

Proposal No. 1
ELECTION OF CLASS III DIRECTORS
Our Bylaws currently provide that the number of directors constituting our Board will be designated by a resolution of the Board, provided that in no event will the size of the Board exceed 12 directors, consistent with the limitation in our Articles of Incorporation. Our Board has adopted resolutions providing for up to 10 directors. The directors are divided into three classes—Class I, Class II, and Class III. Each class of directors serves for three years on a staggered term basis, and the term of our Class III directors will expire at the Annual Meeting. Accordingly, the Board has nominated David R. Brennan, Leo Lee, Carol A. Schafer and Melvin Sharoky, M.D. for election as Class III directors.
Each of the nominees was recommended for election by the Nominations and Governance Committee, and such recommendation was approved by the Board. If elected, the term of office for these nominees will expire at our 2027 Annual Meeting of Shareholders. If one of these bona fide nominees set forth in this Proxy Statement is unable to serve or for good cause will not serve, proxy holders may vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. The information below describes the primary experience, qualifications and skills of Mr. Brennan, Mr. Lee, Ms. Schafer and Dr. Sharoky.
6	INSMED PROXY STATEMENT

Proposal No. 1
David R. Brennan, age 70
Director since
May 2014
Chair of the Compensation Committee
Lead Independent Director since
November 2018
Current Public Board Service:
None
Recent Public Board Service:
Chairman of the Board of Directors until 2021, Alexion

Career Highlights:
Alexion Pharmaceuticals (Formerly, Nasdaq: ALXN) (Alexion) (2014 - 2021)
 • Chairman until acquisition by AstraZeneca PLC
 • Interim CEO (2016 – 2017)
 • Director

AstraZeneca PLC (NYSE: AZN) (1999 - 2012)
 • CEO
 • Executive Vice President of North America
 • Senior Vice President of Commercialization and Portfolio Management
 • Director

Astra Merck, Inc. (1995 - 1999)

Merck & Co., Inc. (1975 - 1994)

Education:
Gettysburg College – B.A., business administration

Qualifications:
Mr. Brennan has more than 45 years of experience in the pharmaceutical industry. The Board believes that Mr. Brennan’s experience at public pharmaceutical companies, including board experience and roles in executive management, commercialization, and product management, makes him a valuable asset to the Board.

INSMED PROXY STATEMENT	7

Proposal No. 1
Leo Lee, age 54
Director since May 2018 Member of the Compensation Committee Member of the Science and Technology Committee Current Public Board Service: Non-Executive Director, Regeneus
Career Highlights:
Novartis Pharma (2020 - present)
 • President, Japan

Regeneus Ltd. (ASX: RGS) (Regeneus) (2017 - present)
 • Non-Executive Director
 • CEO (2019 – 2020)

Merck KGaA (2015 - 2017)
 • President, Japan

Allergan plc (2011 - 2015)
 • President, Japan

Merck & Co. (2008 - 2011)
 • Vice President of Sales

IQVIA (Cegedim Dendrite) (2003 - 2008)
 • General Manager
 • Vice President of Sales and Marketing, Asia Pacific
 • Director of Global Accounts Operation, Asia

Accelrys, Inc. (1997 - 2003)
 • Senior Director of Western Regional Sales
 • President and Representative Director
 • General Manager of Asia Pacific
 • Sales Manager for Asia Pacific

Education:
University of California, Los Angeles - B.S., molecular genetics and microbiology

Qualifications:
Mr. Lee has more than 25 years of experience in the pharmaceutical industry in Japan. The Board believes that Mr. Lee’s experience in commercial leadership roles in Japan and the Asia Pacific region brings value to the Board as the Company expands in this geography.

8	INSMED PROXY STATEMENT

Proposal No. 1
Carol A. Schafer, age 60
Director since
April 2020
Member of the Audit Committee
Member of the Nominations and Governance Committee

Current Public Board Service:
Director, Kura Oncology, Inc. (Nasdaq: KURA)
Director, Repare Therapeutics, Inc. (Nasdaq: RPTX)
Director, Immunome, Inc. (Nasdaq: IMNM)

Recent Public Board Service:
Director until September 2022, Idera Pharmaceuticals, Inc. (Nasdaq: IDRA)
Director until April 2021, Five Prime Therapeutics, Inc. (Nasdaq: FPRX) (acquired by Amgen, Inc. (Nasdaq: AMGN))

Career Highlights:
Hyphen Advisors, LLC (2018 - present)
 • Managing Partner

Wells Fargo Securities (2007 - 2018)
 • Vice Chair, Equity Capital Markets
 • Managing Director

Lexicon Pharmaceuticals (Nasdaq: LXRX) (2003 - 2007)
 • Vice President, Finance and Business Development

J.P. Morgan (1986 - 2003)
 • Managing Director, Equity Capital Markets Sector Head
 • Vice President

Education:
Boston College - B.A., mathematics and computer science
New York University Stern School of Business - M.B.A.

Qualifications:
Ms. Schafer has more than 35 years of experience in investment banking, corporate finance and business development, including significant experience in financing and equity capital markets in the pharmaceutical and biotechnology industries, making her a valuable asset to the Board.

INSMED PROXY STATEMENT	9

Proposal No. 1
Melvin Sharoky, M.D., age 73
Director since May 2001 Chairman from June 2009 - December 2010 Member of the Nominations and Governance Committee Member of the Science and Technology Committee Current Public Board Service: None
Career Highlights:
PRM Pharma, LLC (2023 - present)
 • Principal
Par Pharmaceutical Companies, Inc. (2007 - 2012)
 • Director until acquisition by Endo International plc (Nasdaq: ENDP)
Somerset Pharmaceuticals, Inc. (1995 - 2001; 2002 - 2007)
 • President
 • CEO
 • Consultant
Watson Pharmaceuticals, Inc. (now Allergan PLC) (1995 - 1998)
 • President
Circa Pharmaceuticals, Inc., a wholly-owned subsidiary of Watson Pharmaceuticals, Inc. (1988 - 1998)
 • President
 • CEO
Pharmakinetics Laboratories, Inc. (1986 - 1988)
 • Vice President
 • Chief Medical Officer

Education:
University of Maryland in Baltimore County - B.A., biology
University of Maryland School of Medicine - M.D.

Qualifications:
Dr. Sharoky has more than 35 years of experience in the pharmaceutical industry. The Board believes that, in addition to his medical experience as a physician, Dr. Sharoky’s background as an executive of pharmaceutical companies, as well as his public company board service, brings valuable senior management, leadership, financial, and strategic planning experience to our Board.

VOTE REQUIRED FOR ELECTION OF DIRECTOR NOMINEES
Our Class III directors will be elected by a plurality of the votes properly cast on this proposal at the Annual Meeting. Votes withheld and broker non-votes will not have any effect on the outcome of this vote.
Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CLASS III DIRECTOR NOMINEES.
10	INSMED PROXY STATEMENT

OUR REMAINING BOARD MEMBERS
The information below describes the primary experience, qualifications, and skills of each of our Class I directors, Alfred F. Altomari and William H. Lewis and our Class II directors, Elizabeth McKee Anderson, Clarissa Desjardins, Ph.D. and David W.J. McGirr. The term of the Class I directors will expire at the 2025 Annual Meeting of Shareholders, and the term of the Class II directors will expire at the 2026 Annual Meeting of Shareholders.
Incumbent Directors Whose Term Expires at the 2025 Annual Meeting of Shareholders (Class I Directors)
Alfred F. Altomari, age 65
Director since
August 2012

Member of the Compensation Committee

Member of the Audit Committee

Current Public Board Service:
Executive Chairman, Agile
Recent Public Board Service:

Director until May 2022, Baudax Bio, Inc. (Nasdaq: BXRX)

Director until March 2020, Recro Pharma, Inc. (Nasdaq: REPH)

Career Highlights:
Agile Therapeutics, Inc. (Nasdaq: AGRX) (Agile) (2004 - present)
 • Chairman of the Board and CEO (2016 – present)
 • President and CEO (2010 – 2016)
 • Director (2004 – present)
 • Executive Chairman (2004 – 2010)

Barrier Therapeutics, Inc. (2003 - 2008)
 • Director
 • Multiple senior management positions including CEO, Chief Operating Officer, and Chief Commercial Officer
Johnson & Johnson (NYSE: JNJ) (1982 - 2003)
 • Numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance
Education:
Drexel University - B.S., finance
Drexel University - B.S., accounting
Rider University - M.B.A.

Qualifications:
Mr. Altomari is a pharmaceutical industry veteran with more than 40 years of experience. The Board believes that Mr. Altomari’s executive experience in pharmaceutical companies with commercialized products, product launches, and more than 20 years of focus on the development and marketing of specialty pharmaceutical products, along with his public company board service, makes him uniquely suited to guide the Board in strategic planning, as well as operational and commercial matters.

INSMED PROXY STATEMENT	11

William H. Lewis, age 55
Director since
September 2012
Chair of the Board since November 2018
CEO since September 2012
Consultant to the Board from June - September 2012
Current Public Board Service:
Chair of the Board of Directors, NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS)

Career Highlights:

Insmed Incorporated (Nasdaq: INSM) (2012 - present)
 • Chair and CEO (2018 - present)
 • President and CEO (2012 - 2018)

Aegerion Pharmaceuticals, Inc. (Formerly, Nasdaq: AEGR) (2005 - 2011)
 • Co-founder
 • President
 • Chief Financial Officer

Wells Fargo & Co. (2002 - 2004)

Robertson Stephens Capital (2000 - 2002)

JP Morgan Chase & Co. (1995 - 2000)

Foreign Service for the US Government (1989 - 1992)

Education:
Oberlin College - B.A.

Case Western Reserve University - M.B.A.

Case Western Reserve University - J.D.

Qualifications:
Mr. Lewis has more than 15 years of executive experience in the life sciences industry and a track record of success for over 25 years in the pharmaceutical and finance industries both in the United States and internationally. During his tenure at Aegerion, Mr. Lewis played a pivotal role in re-orienting the company’s strategy to focus on rare disease indications, enabling Aegerion to conduct a successful initial public offering in 2010. The Board believes that Mr. Lewis brings significant qualifications to his role as Chair due to his experience as our CEO since 2012 and his experience as an executive at Aegerion. His professional experience offers the Board significant insights and experience with financing, orphan drug development and commercialization, and international business development.

12	INSMED PROXY STATEMENT

Incumbent Directors Whose Term Expires at the 2026 Annual Meeting of Shareholders (Class II Directors)
Elizabeth McKee Anderson, age 66
Director since
November 2018
Chair of the Nominations and Governance Committee
Current Public Board Service:
Director, GSK plc (LSE/NYSE: GSK)
Director, BioMarin Pharmaceutical Inc. (Nasdaq: BMRN)
Director, Revolution Medicines, Inc. (Nasdaq: RVMD)
Recent Public Board Service:
Director until August 2022, Bavarian Nordic (CPH: BAVA)
Current Private Board and Other Service:
Director, Aro Biotherapeutics Inc.
Member of the Board of Trustees, The Wistar Institute

Career Highlights:
Janssen Pharmaceuticals, Inc., a Johnson & Johnson company (2003 - 2014)
 • Worldwide Vice President, Global Strategic Marketing and Market Access, Infectious Diseases and Vaccines
 • Worldwide Vice President, Global Strategic Marketing and Market Access, Vaccines
 • Worldwide Vice President, Immunology, Global Strategic Marketing
 • Worldwide Vice President, BIO Strategic Marketing
 • Vice President, Global Biologics Strategic Marketing, Centocor
 • Vice President, Strategic Planning & Market Research, Centocor
Wyeth (1997 - 2002)
 • Vice President & General Manager, Wyeth Lederle Vaccines
Rhone-Poulenc Rorer Pharmaceuticals Inc. (1993 - 1997)
 • Senior Vice President and General Manager, North America, Centeon LLC
 • Vice President and General Manager, North America, Armour Pharmaceutical Company
 • Vice President, Worldwide Business Operations, Armour Pharmaceutical Company
American National Red Cross (1983 - 1993)
Mobay Chemical Company (1979 - 1983)

Education:
Rutgers University - B.S., engineering
Loyola University Maryland - M.B.A., finance

Qualifications:
Ms. Anderson has more than 30 years of leadership in biotechnology, pharmaceuticals, and vaccines. The Board believes that Ms. Anderson’s experience, including extensive global marketing and infectious disease experience, makes her well-suited to guide the Board in commercial and market access matters.

INSMED PROXY STATEMENT	13

Clarissa Desjardins, Ph.D., age 57
Director since
November 2019
Chair of the Science and Technology Committee
Current Public Board Service:
None
Recent Public Board Service:
Director until June 2023, BELLUS Health Inc. (Nasdaq: BLU; TSX: BLU)
Director until June 2021, Xenon Pharmaceuticals (Nasdaq: XENE)

Career Highlights:
Congruence Therapeutics (2021 - present)
 • Founder and CEO

Clementia Pharmaceuticals Inc. (Nasdaq: CMTA) (2011 - 2019), acquired by Ipsen S.A. (Euronext: IPN; ADR: IPSEY) in 2019
 • Founder
 • Director
 • President and CEO

Centre of Excellence in Personalized Medicine (CEPMED) (2009 - 2011)
 • President and CEO
 • Director

Caprion Pharmaceuticals Inc. (1998 - 2007)
 • Co-Founder
 • Senior Vice President, Corporate Development
 • Director

Advanced Bioconcept Inc. (1992 - 1998)
 • Co-Founder
 • Vice President, Business Development

Education:
McGill University - B.Sc., anatomical sciences and history and philosophy of science
McGill University - Ph.D., neurology and neurosurgery
McGill University - Medical Research Council postdoctoral fellow, Douglas Hospital Research Centre

Qualifications:
Dr. Desjardins has more than 30 years of leadership experience in biotechnology, pharmaceuticals, and research. The Board believes that Dr. Desjardins’ skills, including her unique experience in the founding of several pharmaceutical and biotechnology companies, leadership roles, corporate development expertise, public company experience and medical education, make her a valuable asset to the Board.

14	INSMED PROXY STATEMENT

David W.J. McGirr, age 69
Director since
October 2013
Chair of the Audit Committee
Current Public Board Service:
Director, Rhythm Pharmaceuticals, Inc. (Nasdaq: RYTM)
Director, X4 Pharmaceuticals, Inc. (Nasdaq: XFOR)
Recent Public Board Service:
Director until March 2020, Menlo Therapeutics Inc. (Nasdaq: MNLO) (name changed to VYNE Therapeutics Inc. (Nasdaq: VYNE))

Career Highlights:
Menlo Therapeutics Inc. (2017 – 2020)
 • Director until merger with Foamix Pharmaceuticals Ltd.
Roka Bioscience, Inc. (2013 – 2018)
 • Director until sale of assets to the Institute for Environmental Health, Inc.
Relypsa, Inc. (2013 – 2016)
 • Director until acquisition by Galencia AG

Cubist Pharmaceuticals, Inc. (2002 – 2014), acquired by Merck & Co., Inc. (NYSE: MRK) in 2015
 • Senior Advisor to the CEO
 • Senior Vice President
 • Chief Financial Officer
 • Treasurer

hippo inc. (1999 – 2003)
 • Chief Operating Officer
 • President
 • Director

GAB Robins North America, Inc. (1996 – 1999)
 • CEO
 • President

Private Equity Investor (1995 – 1996)

S.G. Warburg Group (1978 – 1995)
 • Chief Administrative Officer
 • Managing Director of S.G. Warburg & Co., Inc.

Education:
University of Glasgow – B.S., civil engineering
University of Pennsylvania – M.B.A.

Qualifications:
Mr. McGirr has more than 30 years of experience as a senior financial executive, including nearly 12 years at Cubist, during which the company secured a number of product approvals and launched these products across multiple markets. The Board believes that Mr. McGirr brings a unique combination of skills to the Board, including public company executive and board experience, capital markets insight, operational and corporate development experience, and significant expertise in the healthcare sector, specifically with infectious diseases. Mr. McGirr’s background as a senior financial executive provides significant value to the Board in the areas of accounting, financing, and business development.

INSMED PROXY STATEMENT	15

BOARD DIVERSITY (AS OF MARCH 12, 2024)
Our Board values the diversity of its members and believes varied perspectives expand the Board’s ability to provide relevant guidance to our business.

In accordance with the requirements of Nasdaq Listing Rule 5605(f), the table below provides certain self-identified diversity information regarding our Board as of March 12, 2024. Each of the categories listed in the below table has the meaning used in Nasdaq Listing Rule 5605(f).
TOTAL NUMBER OF DIRECTORS	9
	FEMALE	MALE	NON- BINARY	DID NOT DISCLOSE GENDER
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0
16	INSMED PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance Matters
Corporate Governance Materials and Practices
Our written corporate governance materials, including our Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominations and Governance Committee Charter, Science and Technology Committee Charter, and Director Resignation Policy are posted on our website at www.insmed.com under the heading “Investors—Corporate Governance.” None of the information on or that can be accessed through our website is incorporated by reference in this Proxy Statement. Our corporate governance practices include the following:
Director Independence and Leadership Structure
8 of our 9 directors are independent
All Board committee members are independent
Board has appointed a lead independent director with robust and defined responsibilities, which our Corporate Governance Guidelines require if the positions of Chair and CEO are combined
Executive sessions are regularly held at the end of Board and committee meetings
Compensation Committee utilizes independent compensation consultant
Board Oversight
Board and Compensation Committee oversee succession planning for executive officers, including the CEO

Board oversees our environmental, social and governance (“ESG”) sustainability efforts and initiatives and has designated responsibilities for various components of ESG to our Nominations and Governance Committee and the Compensation Committee

Compensation Committee oversees development and implementation of our overall compensation philosophy, along with strategies, initiatives and programs, related to our culture, talent, recruitment, retention, employee engagement and diversity, equity and inclusion

Audit Committee oversees our major risk exposures, including financial, legal, regulatory and cybersecurity risk exposures
Science & Technology Committee assists our Board in oversight of our preclinical research and development (“R&D”) activities and clinical development activities and decisions
Board evaluates our long-term strategy, risks, and opportunities at least annually
Directors have access to all levels of management and are provided with opportunities to meet with members of management on a regular basis
INSMED PROXY STATEMENT	17

Refreshment, Qualifications, and Evaluations
Board and each of its committees conduct self-evaluations at least annually to assess their performance and ways in which performance could be improved

Nominations and Governance Committee and the Board address the importance of Board refreshment and director succession planning through our director evaluation and nomination process to incorporate new viewpoints on the Board and consider geography, experience, perspective, gender, age, and racial and ethnic diversity as part of that process

Nominations and Governance Committee evaluates the size, structure, composition, and function of the Board and its committees annually
Governance Practices and Policies
Each committee conducts an annual review of its committee charter
Nominations and Governance Committee conducts an annual review of our Corporate Governance Guidelines
Share ownership guidelines are in place for our directors and executive officers

Insider Trading Policy prohibits hedging, short sales, and derivative transactions by directors, officers and employees and does not permit holding Company securities in a margin account; and pledging subject to restrictions under our Insider Trading Policy

Directors are limited to four public company boards, including our Board, and public company CEOs are limited to two public company boards, including our Board
We maintain an ethics hotline that is independently managed and provides options to report by phone or online
Shareholder Rights
Director resignation policy in place for uncontested director elections
Annual shareholder advisory vote on executive compensation
No dual-class stock
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including our CEO, chief financial officer, controller and any person performing similar functions) and employees. Our Code of Business Conduct and Ethics contains written standards designed to communicate our expectations of our directors, officers, and employees when making decisions and conducting themselves in corporate activities, including the ethical handling and use of confidential information; actual or apparent conflicts of interest; compliance with applicable governmental laws, rules and regulations; protection of our assets and proprietary information; the ethical handling of payments and gifts received in the normal course of business and of payments made to government personnel; prompt internal reporting of violations of our Code of Business Conduct and Ethics; and accountability for adherence to our Code of Business Conduct and Ethics. We have established a means for individuals to report a violation or suspected violation of the Code of Business Conduct and Ethics anonymously, including those violations relating to accounting, internal controls, or auditing matters, and federal securities laws. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by making disclosures concerning such matters available on our website at www.insmed.com under the heading “Investors—Corporate Governance.”
18	INSMED PROXY STATEMENT

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities and establish a framework for our corporate governance practices. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. The Corporate Governance Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our shareholders. The Nominations and Governance Committee reviews the Corporate Governance Guidelines on an annual basis and recommends appropriate updates to the Board.
Meetings of the Board and Director Attendance at Annual Meeting
The Board held eight meetings during 2023. Each director attended at least 75% of the aggregate number of Board and committee meetings that occurred in 2023 during his or her tenure on the Board.
Our policy is that all directors are expected to attend the annual meeting of shareholders absent unusual circumstances. All directors on the Board attended the 2023 Annual Meeting.
Director Resignation Policy
Any nominee for director in an uncontested election who has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election must submit his or her resignation to the Board promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Nominations and Governance Committee will make a recommendation to the Board as to whether to accept or reject the submitted resignation. Within 45 days after receiving this recommendation, the Board must accept or reject the resignation or pursue another action unless doing so would cause us to fail to comply with federal or state law or Nasdaq listing standards. If more than a majority of the members of the Nominations and Governance Committee do not receive a greater number of votes cast “for” their election than votes “withheld,” the independent directors whose classes were not nominated for election will appoint a special committee to consider the resignations and make a recommendation to the Board. Any director whose resignation is under consideration will not participate in any deliberation or vote regarding his or her resignation. If the Board accepts a director’s resignation pursuant to this policy, the Board may decrease the size of the Board or fill the resulting vacancy in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws.
Independence of our Directors
The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominations and Governance Committee. The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards of the Nasdaq listing standards: Mr. Altomari, Ms. Anderson, Mr. Brennan, Dr. Desjardins, Mr. Lee, Mr. McGirr, Ms. Schafer, and Dr. Sharoky. Mr. Lewis is not considered independent because he is currently employed by the Company.
INSMED PROXY STATEMENT	19

Board’s Role in Strategy
The Board actively participates in Company strategy decisions and oversight throughout the year. The Board annually reviews the company’s strategic plan, including key risks and decisions facing the Company.
Director Nominating Process
Our Nominations and Governance Committee, which is described more fully below under “Corporate Governance—Committees of the Board—Nominations and Governance Committee,” serves as an independent and objective party to identify, assess, recruit and recommend to the Board qualified candidates for directorship, consistent with criteria approved by the Board, and establishes and annually reviews such criteria based on factors it considers appropriate. The Board evaluates each nominee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best oversee the business and affairs of the Company and use its diversity of experience to represent shareholder interests through the exercise of sound judgment. The Board seeks director nominees with experience and perspectives in the pharmaceutical and biotechnology industries, as well as business, management, accounting and financial experience, among other areas. Among the factors that the Board and the Nominations and Governance Committee consider are strength of character, sound business judgment, career specialization, relevant technical skills, independence, the ability to commit sufficient time to the Board, and the extent to which the candidate would fill a present need on the Board, along with geographic, gender, age, racial, and ethnic diversity that will add to the variety of expertise reflected on our Board.
Nominations and Governance Committee Process for Identifying and Evaluating Director Candidates
The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described above. The Nominations and Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of such individual Board member, as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate’s independence, diversity, skills and experience in the context of the Board’s needs and its oversight of long-term strategy.
Director Candidate Recommendations and Nominations by Shareholders
As set forth in the Nominations and Governance Committee’s charter, the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described below under “Corporate Governance— Communications with the Board.” In accordance with our Bylaws, any person who is a shareholder of record on the record date for the shareholder meeting, on the date of the shareholder meeting, and on the date such person provides required notice to the Company may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in our Bylaws and summarized in this Proxy Statement under the heading “Proposals for 2025 Annual Meeting.”
Communications with the Board
The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Mr. Michael A. Smith, Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey, 08807. All communications sent to Mr. Smith will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors.
20	INSMED PROXY STATEMENT

Board Leadership Structure
The Board believes that it is in the best interests of the Company to maintain the flexibility to make determinations about the separation of the positions of Board Chair and CEO. The Nominations and Governance Committee considers this structure as part of its annual review of the size, organization, structure, composition, and operations of the Board and its committees. In November 2018, Mr. Lewis, our CEO, was appointed Chair of the Board and Mr. Brennan was elected as Lead Independent Director. The Board believes that its current leadership structure, with Mr. Lewis serving as CEO and Chair and Mr. Brennan serving as our Lead Independent Director, is appropriate for the Company at this time. Both Mr. Lewis and Mr. Brennan are actively engaged on significant matters affecting us, such as long-term strategy.

INSMED PROXY STATEMENT	21

Committees of the Board
Our Bylaws provide that the Board may create one or more committees of the Board. Currently, the Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominations and Governance Committee, and the Science and Technology Committee.
	AUDIT	COMPENSATION	NOMINATIONS & GOVERNANCE	SCIENCE & TECHNOLOGY
Alfred F. Altomari[1]	Member	Member
David R. Brennan[1]		Chair
David W.J. McGirr[1,2]	Chair
Clarissa Desjardins, Ph.D.[1]				Chair
Elizabeth McKee Anderson[1]			Chair
Leo Lee[1]		Member		Member
Carol A. Schafer[1,2]	Member		Member
Melvin Sharoky, M.D.[1]			Member	Member
[1]	Independent Director
[2]	Financial Expert
22	INSMED PROXY STATEMENT

AUDIT COMMITTEE Committee Members: Mr. McGirr (Chair) Mr. Altomari Ms. Schafer Number of meetings during 2023: 6
Responsibilities and Duties
The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the accounting, reporting, and financial practices of the Company as well as overseeing our compliance with applicable legal and regulatory requirements. The Audit Committee reviews and oversees:
•  the auditing, accounting, and financial reporting processes, including the audits of our financial statements;
•  our systems of internal controls regarding finance and accounting that we have established;
•  the qualifications and independence of our independent registered public accounting firm;
•  the appointment, retention, and performance of our independent registered public accounting firm and the performance of any internal audit functions;
•  our compliance with legal and regulatory requirements; and
•  our program for identifying, evaluating and controlling significant risks, including financial, legal, regulatory and cybersecurity risks.
The Audit Committee reviews and reassesses the adequacy of its charter at least annually.

Committee Independence
Our Board has determined that all three of the current Audit Committee members satisfy the heightened independence requirements of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Financial Literacy and Expertise
Our Board determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheet, consolidated statement of comprehensive income/loss, consolidated statement of cash flows, and consolidated statement of shareholders’ equity. Our Board also has determined that each of Mr. McGirr and Ms. Schafer is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC and has accounting or related financial management expertise as required under the Nasdaq listing standards.

INSMED PROXY STATEMENT	23

COMPENSATION COMMITTEE Committee Members: Mr. Brennan (Chair) Mr. Altomari Mr. Lee Number of meetings during 2023: 7
Responsibilities and Duties
The Compensation Committee develops and oversees the implementation of our compensation philosophy for our executive officers and is responsible for our executive and other compensation plans. The Compensation Committee’s primary objectives are to develop and maintain an executive compensation program that:
•  creates a direct relationship between pay levels and corporate performance and returns to shareholders;
•  provides overall competitive pay levels to effectively attract and retain executive talent;
•  creates proper incentives to enhance shareholder value; and
•  rewards performance.
The Compensation Committee is also responsible for oversight of the Company’s succession planning for the CEO and other executive officer positions, as well as the Company’s strategies, initiatives and programs related to culture, talent, recruitment, retention, employee engagement and diversity, equity and inclusion.
The Compensation Committee reviews and reassesses the adequacy of its charter at least annually.

Committee Independence and Related Requirements
Our Board has determined that all three of the current Compensation Committee members satisfy the heightened independence requirements of the Nasdaq listing standards. In addition, all members of our Compensation Committee are “non-employee directors” within the meaning of the rules under Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

24	INSMED PROXY STATEMENT

NOMINATIONS AND GOVERNANCE COMMITTEE Committee Members: Ms. Anderson (Chair) Ms. Schafer Dr. Sharoky Number of meetings during 2023: 5
Responsibilities and Duties
The Nominations and Governance Committee identifies and nominates qualified candidates for directorship and serves in a leadership role in shaping our corporate governance and overseeing the evaluation of the Board and its committees. The Nominations and Governance Committee:
•  assists the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at shareholder meetings and to fill vacancies on the Board;
•  makes recommendations to the Board regarding Board and committee organization, structure, leadership and composition;
•  evaluates the overall effectiveness of the Board and its committees;
•  develops and assesses the Company’s corporate governance policies and practices, including risks related to such policies and practices;
•  oversees the Company’s strategies, risks, policies and practices related to material ESG matters; and
•  oversees the Company’s orientation process for new directors and ongoing education for all directors.
The Nominations and Governance Committee reviews and reassesses the adequacy of its charter at least annually.

Committee Independence
Our Board has determined that all three of the current Nominations and Governance Committee members are independent as defined in the applicable Nasdaq listing standards.

INSMED PROXY STATEMENT	25

SCIENCE AND TECHNOLOGY COMMITTEE Committee Members: Dr. Desjardins (Chair) Mr. Lee Dr. Sharoky Number of meetings during 2023: 3
Responsibilities and Duties
The Science and Technology Committee assists our Board in its oversight of the Company’s preclinical R&D activities and its clinical development activities and decisions. The Science and Technology Committee:
•  reviews with the Company the third-party competitive landscape related to the Company’s preclinical R&D and clinical development activities;
•  monitors and identifies significant new and emerging trends in science and technology, including R&D, and provides strategic advice to the Board regarding such issues and trends;
•  reviews with the Company current and planned technology initiatives and provides feedback to the Board regarding such initiatives;
•  advises the Board on the scientific aspects of business development transactions; and
•  assists the Company in reviewing, as requested, the capabilities of the Company’s current and prospective key scientific personnel and the depth and breadth of the Company’s scientific resources.
The Science and Technology Committee reviews and reassesses the adequacy of its charter at least annually.

Committee Independence
Our Board has determined that all three of the current Science and Technology Committee members are independent as defined in the applicable Nasdaq listing standards.

26	INSMED PROXY STATEMENT

The Role of the Board in Risk Oversight
The Board has primary responsibility for overseeing the Company’s risk management. The Board administers its oversight responsibility for risk management directly and through its committees. Each committee chair reports to the Board regarding the committee’s considerations of management’s processes for identifying, evaluating, and controlling significant risks. In addition, the officers responsible for oversight of particular risks within the Company provide updates and information to our Board. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our R&D activities, our manufacturing and supply chain, and our operations. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board and each of its committees have full access to our senior management, as well as the ability to engage outside advisors and other experts. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business and development.
The Audit Committee is responsible for overseeing the Company’s program for identifying, evaluating, and controlling significant risks. The Audit Committee periodically discusses with management and the independent auditor the Company’s major risk exposures, including financial, legal, regulatory, and cybersecurity risk exposures, and the steps taken to monitor, control and minimize such exposures. The Audit Committee also reviews and evaluates our processes and policies for identifying and assessing key risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting and meets with the Chief Financial Officer, the Chief Legal Officer, the Chief Accounting Officer, external audit personnel, and other senior managers as appropriate to review issues regarding compliance with the applicable legal and regulatory requirements.
The Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk taking. Our Compensation Committee engages an independent consultant to advise it on topics related to Board and executive compensation. Our Compensation Committee also oversees risks in connection with the Company’s strategies, initiatives and programs focused on culture, talent, recruitment, retention, employee engagement and diversity, equity and inclusion. In 2022, the Compensation Committee, with the assistance of WTW, the Compensation Committee’s independent compensation consultant, conducted an in-depth risk review of the executive compensation program and sales incentive programs, and determined that the design of the compensation policies, including the components, weightings and focus of the elements, do not encourage management or employees that participate in the sales incentive plans to assume excessive or inappropriate risks. When approving the 2022 awards of performance-based restricted stock units (“PSUs”), described in the Compensation Discussion and Analysis, the Compensation Committee gave consideration to whether the conditions and design would promote inappropriate or excessive risk-taking. The Compensation Committee determined that the right governance protocols were in place and that the combination of performance requirements did not promote inappropriate risk-taking. In the first quarter of 2023, the Compensation Committee and WTW reviewed areas that had changed since the 2022 assessment and again found that our executive compensation program and sales incentive plans program do not encourage management to assume excessive or inappropriate risks, and have appropriate safeguards and governance protocols in place.
The Nominations and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of the Board, the structure and function of Board committees, and meeting logistics and policies. The Nominations and Governance Committee regularly reviews the Board’s performance, oversees the self-evaluation of each of the Board’s committees, oversees our corporate governance and formulates and recommends corporate governance standards to our Board. The Nominations and Governance Committee also oversees and guides the Company’s strategy and risks related to material ESG matters.
INSMED PROXY STATEMENT	27

The Science and Technology Committee oversees the Company’s efforts related to clinical activities, R&D, business development and intellectual property. The Science and Technology Committee reviews the competitive landscape related to the Company’s preclinical R&D and research activities and advises the Board on the scientific aspects of business development transactions.
Environmental, Social, and Governance Considerations
As a company driven by its mission to transform patients’ lives, we take our responsibility to patients, employees, and the communities in which we live and work very seriously. As we grow, we are enhancing our focus on a variety of ESG considerations. Our Nominations and Governance Committee regularly discusses ESG matters with our CEO, Chief Legal Officer, and ESG team, which is a cross-functional group that includes members from corporate communications, investor relations, and legal. In addition, the Compensation Committee regularly engages on topics related to the Company’s strategies, initiatives and programs related to culture, talent, recruitment, retention, employee engagement and diversity, equity and inclusion. The ESG team works with employees across the organization in addressing ESG initiatives and in 2023 published the Company’s inaugural Responsibility Report. While we continue to expand our ESG strategy, we already focus on the following areas:

PATIENT SUPPORT
Patients are at the center of our mission. We operate a robust patient support program, partake in regular, compliant interaction with patient advocacy groups and invite patients to share their experiences in-person and virtually. Furthermore, we are committed to providing patients with access to our medicines and work with numerous stakeholders to enable this access as appropriate. Our Expanded Access Programs help address patient needs by making certain investigational medical products or unapproved products available to eligible patients, in accordance with applicable local laws. Finally, we continue to monitor product safety in our clinical development programs and for our marketed product via our pharmacovigilance program.

DIVERSITY, EQUITY AND INCLUSION
We are committed to promoting diversity in our workforce and to taking steps to support equity and inclusion for all.
• Gender – Women represent 25% of our Class III director nominees to serve until the 2027 Annual Meeting of Shareholders. As of the Record Date, women represented 33% of the Board and 38% of our Executive Committee. As of December 31, 2023 (the most recent measurement date and based on self-identified information), women comprised 53% of our overall workforce and 28% of our leadership (Vice President level and above).
• Racial and Ethnic – As of the Record Date (based on self-identified information), 78% of our Board identifies as white, and 22% identifies as persons of color. As of December 31, 2023 (the most recent measurement date and based on self-identified information), 64% of our United States (“US”) workforce identifies as white, 35% identifies as persons of color, and 1% did not identify. As of the same date, 84% of our US leadership (Vice President level and above) identifies as white, 13% identifies as persons of color, and 3% did not identify.
We will continue to measure and share our diversity statistics in the future. We expect to continue to enhance our Board, leadership and workforce diversity, advance the development of diverse talent, and ensure diverse succession plans in our employee workforce, leadership and our Board. In 2023, our Employee Resource Groups (“ERGs”) met routinely with the aim of fostering a sense of community and cultural awareness among our employees. Our current ERGs include groups

28	INSMED PROXY STATEMENT

supporting female employees, working caregivers, Hispanic/Latinx colleagues, black employees, and LGBTQ+ employees. Most recently, in November 2023, we announced the creation of a new ERG, InSeason, an intergenerational ERG.
In 2023, we appointed a Director of Inclusion and Culture who reports directly to the Chief People Strategy Officer. Our Director of Inclusion and Culture is responsible for developing and advancing our strategy related to diversity, equity, inclusion, and belonging. In addition, we are committed to equitable pay for all employees and use industry benchmarks and annual compensation reviews to ensure a fair and bias-free compensation system.

EMPLOYEE WELLNESS
After receiving the same honors in 2021 and 2022, we were again ranked as the top company to work for in the biopharma industry in Science’s 2023 Top Employers Survey and certified in the US as a Great Place To Work. Additionally, in 2022, we were ranked number 2 in Fortune’s 25 Best Small and Medium Workplaces in Biotechnology and Pharmaceuticals.
We are dedicated to investing in our employees and workplace culture. As part of this effort, we have put in place several financial wellness programs for the benefit of our workforce, including an Employee Stock Purchase Plan and 401(k) match program.
In 2024, our US headquarters achieved the WELL Health-Safety Rating, acknowledging that we have taken important steps toward cultivating an environment that prioritizes the well-being of everyone who enters our office.
We offer our employees Thriveful, an internal platform providing a diverse array of programs and resources designed to support employee health, financial wellness, professional development and social wellbeing. Examples include health screenings, reproductive care benefits, financial and equity education, skills training, and opportunities for connectedness and relationship building.

ENVIRONMENTAL IMPACT
We are cognizant of our responsibility to our broader environment and have supported several green measures at our headquarters in an effort to reduce our Company’s carbon footprint, including increasing recycling efforts, using energy-efficient rooftop HVAC units, installing electric car chargers, and limiting waste in food service distribution. In our research laboratories, hazardous and chemical waste are responsibly managed and tracked in line with regulatory requirements. We continue to explore ways to improve our sustainability efforts.

COMMUNITY SERVICE
We are committed to giving back to our communities, with a focus on three key areas: health, education, and human services. We partake in several employee-led community service initiatives both in the US and abroad.
In 2023, we held our second annual Global Day of Good, a company-wide day of service focused on making an impact in the communities where we live and work. More than 700 employees participated globally in service activities that focused on our three key areas of impact.
In furtherance of our effort to give back to our communities, we offer a matching gift program through which employee donations are eligible to be matched 1:1 by the Company, up to a certain annual limit.

INSMED PROXY STATEMENT	29

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITOR FEES
Report of the Audit Committee
The Audit Committee selects the Company’s independent registered public accounting firm and regularly meets with and holds discussions with management and the Company’s independent registered public accounting firm.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the quality and clarity of disclosures in the financial statements.
The Audit Committee reviewed with Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the overall quality of financial reporting, the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (“PCAOB”) standards.
In addition, the Audit Committee discussed with Ernst & Young its independence from management and the Company, including the matters described in the written disclosures and letter required by PCAOB standards from Ernst & Young to the Audit Committee regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for filing with the SEC.
The Audit Committee
David W.J. McGirr, Chair
Alfred F. Altomari
Carol A. Schafer
30	INSMED PROXY STATEMENT

AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by the Company’s independent registered public accounting firm in an effort to ensure that the provision of such services does not impair the independence of the independent registered public accounting firm from the Company and is consistent with the rules of the SEC. The policy requires pre-approval by the Audit Committee of the terms and fees of all audit, review and attestation engagements and related services. The policy also requires the Audit Committee to pre-approve the provision of any audit-related services or non-audit services and determine they would not impair the independence of our independent registered public accounting firm. The policy prohibits the Audit Committee from retaining our independent registered public accounting firm in connection with a transaction initially recommended by such firm, the purpose of which may be tax deferral or reduction. The policy delegates pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any of the Audit Committee’s members, but any pre-approval decision must be reported to the Audit Committee at its next scheduled meeting. All of the services performed by Ernst & Young in the year ended December 31, 2023 were pre-approved in accordance with the pre-approval policy.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE DISCLOSURE
The Audit Committee reviewed the aggregate fees billed by Ernst & Young for professional services rendered for the years ended December 31, 2023 and 2022, which were as follows:
	2023	2022
Audit Fees	$2,365,178	$2,560,659
Audit-Related Fees	—	225,000
Tax Fees	—	—
All Other Fees	—	222,667
Total Fees	$2,365,178	$3,008,326
Audit fees in 2023 and 2022 include fees for services performed to comply with generally accepted auditing standards. These services include the integrated year-end audit of our consolidated financial statements, attestation services with respect to our internal control over financial reporting, quarterly reviews, accounting consultations on matters addressed during the audit or quarterly reviews, review of documents filed with the SEC, and $225,000 and $182,500 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2022 and 2023, respectively. Audit-related fees in 2022 include fees related to the implementation of the Company’s new global enterprise resource planning system. Amounts reflected in “All Other Fees” included fees related to an expanded/early access and compassionate use assessment and compliance program assessment in 2022.
INSMED PROXY STATEMENT	31

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions
Pursuant to our written related party policy, our Audit Committee must review and consider whether to approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, the purpose and potential benefits to us of the transaction, the related party’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and whether, under all the circumstances, the transaction is not inconsistent with our best interests. Any transaction which is deemed to be a related party transaction requires the approval of a majority of the disinterested Audit Committee members.
Related Party Transactions
Since January 1, 2023, there were no related party transactions, nor are there currently any proposed related party transactions, which in accordance with SEC rules, would require disclosure in this Proxy Statement.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our directors, executive officers and holders of more than 10% of our Common Stock report to the SEC their ownership of our Common Stock and changes in that ownership. Directors, executive officers, and beneficial owners of more than 10% of our Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely upon a review of the reports filed pursuant to Section 16(a) of the Exchange Act, we believe that during the year ended December 31, 2023, our executive officers, directors, and beneficial owners of more than 10% of our Common Stock timely filed all reports required under Section 16.
32	INSMED PROXY STATEMENT

Security Ownership of Certain Beneficial Owners, Directors, and Management
The following tables set forth information about the beneficial ownership of our Common Stock as of the Record Date (except as otherwise noted), by:
•	each person, or group of persons, who beneficially owns more than five percent (5%) of our Common Stock, based on reports filed with the SEC pursuant to Section 13(d) of the Exchange Act;
•	each of our directors and director nominees;
•	each of our NEOs; and
•	all directors and executive officers as a group.
Beneficial ownership and percentage ownership are determined in accordance with Section 13 of the Exchange Act and related rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date and restricted stock units (“RSUs”) that may vest within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following tables or pursuant to applicable community property laws, to our knowledge each shareholder named in the tables has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. As of the Record Date, there were 148,555,217 shares of Common Stock outstanding.
	SHARES BENEFICIALLY OWNED[1]
NAME AND ADDRESS	NUMBER	PERCENTAGE
Greater Than Five Percent (5%) Shareholders
The Vanguard Group[2] 100 Vanguard Blvd., Malvern, PA 19355	14,125,521	9.5%
BlackRock, Inc.[3] 55 East 52nd Street, New York, NY 10055	11,492,282	7.7%
T. Rowe Price Associates, Inc.[4] 100 E. Pratt Street, Baltimore, Maryland 21202	10,779,225	7.3%
1.
All information in this table, including the footnotes thereto, is derived from third-party filings made with the SEC, as described in the footnotes. We have not independently verified this information.

2.
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, as of December 29, 2023, The Vanguard Group reported an aggregate beneficial ownership of 14,125,521 shares of our Common Stock, with shared voting power over 255,657 shares, sole dispositive power over 13,722,252 shares and shared dispositive power over 403,269 shares.

3.
Based solely on a Schedule 13G/A filed with the SEC on January 25, 2024, as of December 31, 2023, BlackRock, Inc. reported an aggregate beneficial ownership of 11,492,282 shares of our Common Stock, with sole voting power over11,416,468 shares and sole dispositive power over 11,492,282 shares, including shares held by a number of its subsidiaries.

4.
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2024, as of December 31, 2023, T. Rowe Price Associates, Inc. reported an aggregate beneficial ownership of 10,779,225 shares of our Common Stock, with sole voting power over 2,162,439 shares and sole dispositive power over 10,763,771 shares.

INSMED PROXY STATEMENT	33

	SHARES BENEFICIALLY OWNED
NAME	NUMBER	PERCENTAGE
Directors and Executive Officers
Alfred F. Altomari[1]	56,333	*
Elizabeth M. Anderson[1]	55,509	*
David R. Brennan[1]	108,713	*
Clarissa Desjardins, M.D.[2]	48,787	*
Leo Lee[1]	111,457	*
David W.J. McGirr[1]	85,753	*
Carol A. Schafer[3]	45,097	*
Melvin Sharoky, M.D.[4]	342,458	*
William H. Lewis[5]	2,692,391	1.8%
Roger Adsett[6]	1,011,121	*
Sara Bonstein[7]	353,085	*
Martina Flammer, M.D.[8]	418,905	*
Drayton Wise[9]	405,235	*
All current directors and executive officers as a group (15 persons)	6,759,647	4.6%
*Denotes ownership of less than 1% of the outstanding shares of our Common Stock.
1.	Includes 13,192 RSUs that will vest within 60 days of the Record Date.
2.	Includes 13,192 RSUs that will vest within 60 days of the Record Date and 35,595 shares of our Common Stock that are held by 1315790 BC ULC, a holding company wholly owned by Dr. Desjardins.
3.	Includes 13,192 RSUs that will vest within 60 days of the Record Date and that are held by the Carol A. Schafer Revocable Trust.
4.
Includes (a) 13,192 RSUs that will vest within 60 days of the Record Date, (b) 7,714 shares of our Common Stock held by The Sharoky Family Foundation, Inc., (c) 15,900 shares of our Common Stock held by Baby Gator LLC, (d) 10,000 shares of our Common Stock held by Padonia, LLC, (e) 1,847 shares of our Common Stock held by Dr. Sharoky’s spouse, (f) 4,283 shares of our Common Stock held by Melvin Sharoky C/F Sophie C. Wink UTMA/FL, (g) 4,699 shares of our Common Stock held by Melvin Sharoky C/F Nolan M. Wink UTMA/FL, and (h) 3,000 shares of our Common Stock held by Melvin Sharoky C/F/ Tulia L. Sharoky UTMA/FL.

5.
Includes (a) 1,817,645 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 35,184 RSUs that will vest within 60 days of the Record Date, (b) 175,530 shares of our Common Stock that are subject to stock options held by the ARTICLE 4 TRUST UNDER WILLIAM LEWIS FAMILY LEGACY TRUST U/A 11/2/2020 and (c) 245,950 shares of our Common Stock that are subject to stock options held by the ARTICLE 4 TRUST UNDER KATIE PROCTER DYNASTY TRUST.

34	INSMED PROXY STATEMENT

6.
Includes 937,320 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 14,780 RSUs that will vest within 60 days of the Record Date.

7.
Includes 327,210 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 20,644 RSUs that will vest within 60 days of the Record Date.

8.
Includes 394,485 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 18,331 RSUs that will vest within 60 days of the Record Date.

9.
Includes 359,369 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 9,105 RSUs that will vest within 60 days of the Record Date.

INSMED PROXY STATEMENT	35

Proposal No. 2
ADVISORY VOTE ON THE 2023 COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
Information Regarding the Advisory Vote on the 2023 Compensation of our Named Executive Officers
Pursuant to Section 14A of the Exchange Act, we are holding a shareholder advisory vote on the compensation of our NEOs, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. At the 2023 Annual Meeting, shareholders voted to hold advisory votes on an annual basis, and the Board subsequently adopted a resolution providing for such an annual vote. At the Annual Meeting, shareholders will be asked to approve the following resolution:
RESOLVED, that the shareholders of Insmed Incorporated approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2024 Annual Meeting.
The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our NEOs. Our executive compensation program is designed to meet the following objectives:
•	align management interests with the interests of our shareholders;
•	emphasize the use of “at-risk” and performance-based compensation to motivate executives to advance our interests; and
•	provide executive compensation packages that are competitive in order to attract and retain executives whose skills are critical to the current and long-term success of the Company.
Please read the “Compensation Discussion and Analysis” section starting on page 41 of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the 2023 compensation of our NEOs.
Vote Required for Approval of this Proposal
The advisory vote on the compensation of our NEOs will be approved by the affirmative vote of the majority of votes properly cast on this proposal at the Annual Meeting. Abstentions or broker non-votes will not have an effect on the outcome of this proposal.
While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and our Board. Both our Compensation Committee and our Board value the opinions of our shareholders and, to the extent there is any meaningful vote against the 2023 compensation of our NEOs, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board.
Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2023 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
36	INSMED PROXY STATEMENT

EXECUTIVE OFFICERS
The following table sets forth our current executive officers, their ages, the positions currently held by each such person as of the date of this Proxy Statement and the period holding such positions.
NAME	AGE	POSITION(S)	PERIOD DURING WHICH OFFICER SERVED AT THE COMPANY
William H. Lewis	55	Chair and Chief Executive Officer	September 2012—Present
Sara Bonstein	43	Chief Financial Officer	January 2020—Present
Roger Adsett	55	Chief Operating Officer	September 2016—Present
Martina Flammer, M.D.	60	Chief Medical Officer	December 2019—Present
S. Nicole Schaeffer	55	Chief People Strategy Officer	January 2013—Present
Michael A. Smith	47	Chief Legal Officer	April 2014—Present
Drayton Wise	49	Chief Commercial Officer	February 2014—Present
Mr. Lewis’s biographical information is summarized above under Proposal 1.
INSMED PROXY STATEMENT	37

Ms. Bonstein joined Insmed as Chief Financial Officer in January 2020 and is responsible for the Company’s key financial functions, including accounting, financial planning and analysis, procurement, and investor relations. Ms. Bonstein brings more than 20 years of operational and financial leadership in the life sciences industry. Prior to joining the Company, Ms. Bonstein was Chief Financial Officer and Chief Operating Officer of OncoSec Medical Incorporated, positions she held since May 2018. From February 2014 to April 2018, Ms. Bonstein served as the Chief Financial Officer, Secretary, Treasurer and Executive Vice President at Advaxis, Inc. Prior to Advaxis, Ms. Bonstein was a Six Sigma Champion & Black Belt at Eli Lilly and Company (Lilly) from January 2012 to February 2014. From August 2004 to December 2011, Ms. Bonstein served in various finance roles at ImClone Systems (acquired by Lilly in 2008), including Director of Development Finance. From 2001 to 2004, Ms. Bonstein served in various roles at Johnson & Johnson. Ms. Bonstein has served on the board of directors of scPharmaceuticals Inc. (Nasdaq: SCPH) since July 2020 and Xilio Therapeutics, Inc. (Nasdaq: XLO) since August 2021. Ms. Bonstein holds a Master of Business Administration from Rider University and a Bachelor of Science in Finance from The College of New Jersey.

Mr. Adsett joined Insmed as Chief Commercial Officer in September 2016 and was promoted to Chief Operating Officer in November 2019. Mr. Adsett has more than 25 years of experience in the global biotechnology and pharmaceutical industry. From January 2015 to September 2016, Mr. Adsett was Senior Vice President, Head of Gastrointestinal and Internal Medicine Business Unit at Shire Plc (Shire), a global specialty biopharmaceutical company. From August 2008 to January 2015, Mr. Adsett was Senior Vice President, Gastrointestinal Business Unit Leader at Shire. From October 2005 to August 2008, Mr. Adsett was General Manager, Oral IBD Products of the Gastroenterology Business Unit of Shire. From November 1994 to October 2005, Mr. Adsett held various marketing and commercial roles at AstraZeneca plc, a multinational pharmaceutical and biopharmaceutical company. Mr. Adsett was a senior analyst at Accenture PLC, a global professional services company, from September 1991 to November 1994. Mr. Adsett has served on the board of Landos Biopharma, Inc. (Nasdaq: LABP) since March 2022. Mr. Adsett holds a Master of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Arts in English and Economics from Bucknell University.

38	INSMED PROXY STATEMENT

Dr. Flammer joined Insmed as Chief Medical Officer in December 2019. Dr. Flammer has over 20 years of experience in both medical and commercial roles in the global biotechnology and pharmaceutical industry. From February 2018 to October 2019, Dr. Flammer was Head of Corporate Division Customer Value, Senior Vice President at Boehringer Ingelheim International. From 2012 to 2018, Dr. Flammer held various positions at Boehringer Ingelheim, including Vice President, Clinical Development and Medical Affairs (2016 - 2018), Vice President of Medicine, Regulatory Affairs & Pharmacovigilance (2014 - 2016), and Senior Global Medical Director, Clinical Development & Medical Affairs Virology (2012 - 2014). Prior to her time at Boehringer Ingelheim, Dr. Flammer served in various roles at Pfizer, Inc. from 2000 to 2011. Dr. Flammer holds a Master of Business Administration from New York University Stern School of Business and an M.D. from University of Vienna Medical School.

Ms. Schaeffer joined Insmed as Senior Vice President, Human Resources and Corporate Services in January 2013 and was promoted to Chief People Strategy Officer in January 2018. From October through December 2012, Ms. Schaeffer was a consultant to Insmed. Ms. Schaeffer has more than 25 years of experience in human resources, organizational development, corporate operations, and building life science organizations. From March 2005 to June 2012, Ms. Schaeffer served as Senior Vice President, Administration and Human Resources, for Amicus Therapeutics where she was responsible for the human resources, facilities, and information technology functions. Prior to Amicus, she served as Senior Director, Human Resources, for three portfolio companies of Flagship Ventures (now Flagship Pioneering), a venture capital firm, and in that capacity she managed human resources for three life sciences companies. Ms. Schaeffer also held HR leadership positions with Oak Industries, from 1997 to 2000, and EMC Corporation, from 1994 to 1996. Ms. Schaeffer received her Bachelor of Arts degree from the University of Rochester and her Master of Business Administration degree from Boston University.

INSMED PROXY STATEMENT	39

Mr. Smith joined Insmed as Corporate Counsel in April 2014 and was promoted several times, including to the positions of Vice President, Corporate Counsel (September 2016 to June 2020), Senior Vice President, General Counsel – US (July 2020 to July 2021), and Senior Vice President, General Counsel (July 2021 to January 2024). Most recently, Mr. Smith was promoted to Chief Legal Officer in January 2024 and is responsible for the Company’s legal department, its global compliance program, and quality assurance. Mr. Smith served as Associate General Counsel at ViroPharma Incorporated from April 2008 until its acquisition by Shire plc in 2014. Prior to that, Mr. Smith served as Counsel at ConvaTec from June 2006 to April 2008. From May 2005 to June 2006, Mr. Smith was an Associate Attorney at Reed Smith LLP. Mr. Smith received his Bachelor of Science degree in Biology from Duquesne University and his Juris Doctor degree from Duquesne University School of Law.

Mr. Wise joined Insmed as Senior Director, Global Commercial Operations in February 2014 and has held several positions within the Company, including Senior Director, Global Marketing & Commercial Operations (October 2014 to October 2015), Vice President, Marketing & Sales (October 2015 to October 2016), Vice President, General Manager – ALIS (October 2016 to November 2019) and Senior Vice President, Head of US & General Manager, ARIKAYCE (November 2019 to May 2022). Most recently, Mr. Wise was promoted to Chief Commercial Officer in May 2022. Prior to joining the Company, Mr. Wise held various sales and commercial roles at Novartis from 1999 to 2014. Mr. Wise holds a Bachelor of Science degree in Business Administration from The Citadel and a Master of Business Administration from Emory University’s Goizueta Business School.

40	INSMED PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) explains our compensation philosophy, policies and decisions for 2023 for the following executives, whom we refer to in this CD&A and in the following tables as our NEOs:
1.
William H. Lewis, Chair and Chief Executive Officer, responsible for developing, in participation with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives. Mr. Lewis was appointed as our Chair in November 2018.

2.
Sara Bonstein, Chief Financial Officer, responsible for managing all financial activities, including internal and external reporting, financial planning and analysis, treasury, accounting, tax, investor relations and, for most of 2023, our global compliance program.

3.	Roger Adsett, Chief Operating Officer, responsible for oversight of overall business operations, including business development, program management, technical operations and supply chain activities.
4.	Martina Flammer, M.D., Chief Medical Officer, responsible for leading global clinical development, clinical operations, regulatory affairs, drug safety and pharmacovigilance, and medical affairs.
5.	Drayton Wise, Chief Commercial Officer, responsible for global marketing, sales and commercial activities.
Executive Summary of Our 2023 Business and Strategic Achievements
We are a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. Our first commercial product, ARIKAYCE, is approved in the US as ARIKAYCE (amikacin liposome inhalation suspension), in Europe as ARIKAYCE Liposomal 590 mg Nebuliser Dispersion, and in Japan as ARIKAYCE inhalation 590mg (amikacin sulfate inhalation drug product). ARIKAYCE received accelerated approval in the US in September 2018 for the treatment of Mycobacterium avium complex (“MAC”) lung disease as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options in a refractory setting. In October 2020, the European Commission (“EC”) approved ARIKAYCE for the treatment of nontuberculous mycobacterial (“NTM”) lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis (“CF”). In March 2021, Japan’s Ministry of Health, Labour and Welfare (“MHLW”) approved ARIKAYCE for the treatment of patients with NTM lung disease caused by MAC who did not sufficiently respond to prior treatment with a multidrug regimen. NTM lung disease caused by MAC (which we refer to as MAC lung disease) is a rare and often chronic infection that can cause irreversible lung damage and can be fatal.
In 2023, our NEOs played critical roles in the furtherance of our mission. We continued to focus on the execution and successful US commercialization of ARIKAYCE and achieved a 24% year-over-year increase from 2022 in global ARIKAYCE revenues.
We continued to advance the post-marketing confirmatory clinical trial program of ARIKAYCE in patients with newly diagnosed or recurrent NTM lung disease caused by MAC who had not started antibiotics. In September 2023, we shared positive topline data from the ARISE trial, an interventional study of ARIKAYCE designed to validate a patient-reported outcome (“PRO”) tool in MAC lung disease. We continue to enroll patients in the Phase 3 ENCORE trial, which is designed to establish the clinical benefits and evaluate the safety of ARIKAYCE
INSMED PROXY STATEMENT	41

in patients with newly diagnosed or recurrent MAC lung disease who had not started antibiotics using the PRO tool validated in the ARISE trial. In December 2023, we received written feedback from the FDA on the PRO tool based on the ARISE trial and we expect to meet with the FDA to gain additional insights and guidance, from which we will finalize the statistical plan for the ENCORE study.
We also have a robust pipeline which includes the following clinical-and preclinical-stage product candidates:
PIPELINE STAGE	PRODUCT CANDIDATE	POTENTIAL DISEASE AREA(S)
Clinical Stage (Phase 3)	brensocatib	Therapeutic potential in bronchiectasis and other neutrophil-mediated diseases, including CRSsNP
Clinical Stage (Phase 2)	TPIP	Formulation that may offer a differentiated product profile for patients with PH-ILD and pulmonary arterial hypertension (“PAH”)
Early Stage (Preclinical)	Various preclinical compounds	Opportunities related to multiple rare diseases of unmet medical need
Throughout 2023, we continued to advance the Phase 3 ASPEN study, a global, randomized, double-blind, placebo-controlled trial to assess the efficacy, safety, and tolerability of brensocatib in patients with bronchiectasis. The ASPEN study completed enrollment in adult patients on March 31, 2023 and enrolled 1,682 adult patients at approximately 460 sites in 40 countries. We expect to report topline data in the latter part of the second quarter of 2024. If ASPEN is successful and regulatory approval is obtained, we anticipate a launch in bronchiectasis in the US in mid-2025, followed by launches in Europe and Japan in the first half of 2026. In 2023 we continued to advance our launch readiness activities in preparation for these potential launches. In addition, in early 2023 we shared the results from the Company’s Phase 2 pharmacokinetics/pharmacodynamics multiple-dose study in CF and we initiated the Phase 2b BiRCh trial of brensocatib in patients with CRSsNP by the end of 2023.
In our TPIP development program, we currently have two parallel Phase 2 studies ongoing: a Phase 2 study in patients with PH-ILD over a 16-week treatment period to assess safety and tolerability and a Phase 2b study in PAH patients over a 16-week treatment period to evaluate the effect of TPIP on pulmonary vascular resistance and six-minute walk distance. In October 2023, we shared blended and blinded data from these two ongoing Phase 2 studies and in November 2023, we completed enrollment in the PH-ILD study, with 39 patients enrolled.
Our early-stage research efforts are comprised of our preclinical programs, advanced through internal research and development and augmented through business development activities. In January 2023, we acquired Vertuis Bio, Inc., a privately held, preclinical stage company engaged in the research and development of gene therapies for rare genetic disorders. In June 2023, we acquired Adrestia Therapeutics Ltd., a privately held, preclinical stage company using precision genetic models to search for therapeutic targets, precision diagnostics, novel drug compounds and new applications for existing drugs. We continue to progress our early-stage research programs across a wide range of technologies and modalities, including gene therapy, artificial intelligence-driven protein engineering, protein manufacturing, RNA end-joining, and synthetic rescue.
More broadly from a strategic and operational standpoint, during 2023 we announced our collaboration with Google Cloud to develop the Company’s use of generative artificial intelligence in drug discovery, drug development, drug commercialization, and enabling functions; continued to enhance our culture, evidenced by our
42	INSMED PROXY STATEMENT

pulse survey results, our ranking as the top company to work for in the biopharma industry in Science’s 2023 Top Employers Survey for the third year in a row, and certification as a Great Place to Work in the United States, also for the third year in a row; and expanded our leadership team with talented executives in key financial, medical, commercial, sales, clinical, and compliance roles.
Compensation Philosophy and Principles
We operate in a competitive, rapidly changing, and heavily regulated industry. The long-term success of our business requires us to be resourceful, adaptable, and innovative, and the skills, talent, and dedication of our executive officers are critical components to this success. Therefore, our compensation program for our executive officers, including our NEOs, is designed to attract, retain, and incentivize the best possible talent. The Company’s compensation program for NEOs is structured to implement the following guiding principles:
Align Executives’ Interests with those of our Shareholders
A significant portion of our NEOs’ compensation is in the form of equity awards based on our belief that equity awards align management’s interests with the creation of sustainable long-term shareholder value. Executive officers are also subject to share ownership guidelines which require them to maintain a minimum interest in Insmed stock.
Use “At-Risk” Compensation to Incentivize Executives
A substantial portion of our NEOs’ compensation is based on “at risk,” or variable, compensation, such as annual cash incentives and stock options. We believe this mix of compensation best aligns the interests of our NEOs with those of our shareholders over time and contributes to the achievement of short-term goals and the advancement of our long-term strategy through long-term goals. In 2023, approximately 92% of our CEO’s annual target direct compensation was “at risk,” and approximately 86% of our other NEOs’ annual target direct compensation was “at risk.” Annual target direct compensation as shown below consists of base salary, the target annual incentive award and the grant date fair value of RSUs and stock options granted in 2023.
CEO TARGET DIRECT COMPENSATION

INSMED PROXY STATEMENT	43

OTHER NEO TARGET DIRECT COMPENSATION (AVERAGE)

Pay for Performance
We reward each NEO for attaining established Company and individual goals. The attainment of these goals requires the NEO to dedicate his or her time, effort, skills and business experience to the long-term success of the Company and the maximization of shareholder value. A significant portion of the NEOs’ compensation is based both on Company and individual performance, and our executive compensation program is designed to reward both short-term and long-term performance. Short-term performance of our NEOs is principally rewarded through annual cash incentives that reflect the achievement of corporate goals and, with respect to NEOs other than our CEO, individual goals. Long-term performance of our NEOs is largely rewarded through stock option and RSU awards that are eligible to vest based on continued service and have a value tied to share price appreciation. In addition, an incremental award of PSUs was made in 2022 to align a select group of senior leaders, including our NEOs, and retain them through a critical period for the Company in relation to the brensocatib clinical trials. The vesting of these awards is subject to robust goals based on the achievement of key milestones within a defined window, and a total shareholder return (“TSR”) assessment relative to the Nasdaq Biotechnology Index (the “Nasdaq Biotech Index”). If the milestone conditions are not achieved, if TSR is negative or below the 25th percentile relative to the Nasdaq Biotech Index constituents, or if an executive does not remain in continuous employment for a defined period, no PSUs will vest. This further aligns the compensation of our executives with the performance of the Company, and our success in unlocking long-term value for our shareholders in a timely manner. Further details on the PSUs can be found in “2022 Performance-Based Restricted Stock Units.”
Pay Competitively to Attract and Retain Skilled Executive Officers
Our executive compensation program is designed to allow the Company to attract and retain individuals whose skills are critical to the current and long-term success of the Company. Because competition for top talent is intense in our industry, institutional knowledge is of material value, and loss of critical talent can be highly disruptive, retention is a key objective of our executive compensation program. The compensation program is designed to appropriately compensate our executive officers for the success of the Company from a competitive standpoint, so that they remain with the Company and continue to contribute to the Company’s long-term success. We seek to achieve this objective by setting target compensation levels appropriately relative to market, granting equity that vests based on continued service, and, in respect of the PSU awards, the additional achievement of performance milestones. Stock options further enhance retention given their alignment with long-term stock price performance, and provisions that reduce exercise periods to no longer than three months on separation.
44	INSMED PROXY STATEMENT

Say on Pay
At our 2023 Annual Meeting, we held an advisory vote on the compensation of our NEOs. Over 95% of the shares voted were voted in favor of our say-on-pay proposal. Additionally, the Company has discussed executive compensation matters with certain of our investors. The Compensation Committee considered these voting results, commentary in reports issued by major proxy advisory firms used by our institutional investors, and feedback received during discussions with our investors and believes they affirm the Company’s compensation philosophy and the principles discussed above.
Corporate Governance Perspectives on our Executive Compensation Program
We believe the following aspects of our executive compensation program reflect our commitment to strong corporate governance:
•
Our Compensation Committee has overall responsibility for executive compensation plans, policies, and programs, although our independent Board members approve recommendations made by our Compensation Committee regarding the compensation of our CEO;

•
Performance metrics that govern incentive compensation are established by our Compensation Committee at the start of each fiscal year and performance against those metrics are reviewed by our Compensation Committee at the end of the year;

•	Our executive compensation program, in the aggregate, rewards performance and aims to drive the Company’s strategic objectives;
•	Payouts made pursuant to individual and corporate multiplier ranges are capped at a predetermined maximum amount, irrespective of performance that exceeds objectives;
•	Our Compensation Committee has the ability to exercise its discretion to reduce or eliminate incentive compensation payouts;
•
A compensation recoupment policy is maintained with provisions beyond those required by Dodd Frank and Nasdaq, providing the Compensation Committee with the ability to recoup certain payments, including time-vested equity compensation in defined circumstances;

•
We have several other risk mitigation policies and practices in place, including an annual compensation risk review that includes sales plans below the executive level, share ownership guidelines, and an insider trading policy with anti-hedging and anti-pledging provisions;

•	Our Compensation Committee regularly meets in executive sessions;
•	Our independent compensation consultant reports directly to the Compensation Committee and meets regularly with the Compensation Committee;
•	The employment agreements for our NEOs do not provide for tax “gross-ups” or payments on a change in control absent termination of the NEO’s employment; and
•
Our executive compensation program seeks to balance short-term pay opportunities through annual cash incentives with long-term incentive opportunities through equity awards and employs both fixed compensation components (base salary) and variable compensation components (annual cash incentives and equity awards).

INSMED PROXY STATEMENT	45

Risk Mitigation Policies and Practices
Insmed recognizes the importance of a robust risk management environment, and our compensation programs are an important part of this.
Annual Compensation Risk Review
Each year the Compensation Committee receives an update on the global incentive compensation programs and executive compensation program to identify potential areas of risk and actions taken to mitigate that risk. These reviews seek to determine whether each risk is appropriate, and that sufficient controls are in place from a governance standpoint. The 2023 update confirmed that no inappropriate risks were identified. The Compensation Committee does not believe that our executive compensation program is reasonably likely to have a material adverse effect on the Company based on our compensation philosophy and principles and the governance principles described above.
Stock Ownership Guidelines
Senior executives, including all of our NEOs, are subject to stock ownership guidelines which require them to maintain a minimum interest in Insmed Common Stock. These guidelines further align the interests of our executives with those of our shareholders, encourage them to think like long-term owners and stewards of the company, and discourage decisions focused only on the short-term.
Minimum ownership requirement	• CEO: 300% of base salary • Other NEOs: 100% of base salary
Equity interests considered in assessing compliance	• Common Stock held by the executive (directly or indirectly) • Stock options that are fully vested and in-the-money • Restricted stock units that are unvested
Time horizon for compliance	• Five years from date of appointment as an NEO
Compliance with the guidelines is assessed annually, and in the event an executive is not meeting their requirement or showing sufficient progress within the defined window, the Compensation Committee may take action. As of the Record Date, all NEOs had satisfied their respective requirements.
Compensation Recoupment Policy
During the year, the Compensation Committee approved amendments to the compensation recoupment policy to ensure it was compliant with Nasdaq listing exchange requirements.
The policy contains two key sections:
•	The first enables the mandatory recoupment of “excess compensation” in the event of a restatement;
•	The second provides the ability to determine whether to recoup compensation in the event of fraud or intentional misconduct that contributed to a restatement.
Both sections apply to former and current executive officers, with the second section covering any equity compensation (including time-vested awards), cash incentives and severance payments. The above is a high-level overview of key terms. A full copy of the policy can be found filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023. No recoupments were pursued under the policy during 2023.
46	INSMED PROXY STATEMENT

Insider Trading Policy
Our insider trading policy prohibits our employees, including officers and directors, from (i) engaging in hedging transactions (whether through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds, or otherwise) involving the Company’s securities and (ii) pledging the Company’s securities as collateral for loans of any type without the prior approval of the Chief Financial Officer and Chief Legal Officer. Executive officers seeking to pledge the Company’s securities as collateral must receive approval from the Compensation Committee. No such pledges by executive officers were approved during 2023.
Executive Compensation Determination Process
Role of the Compensation Committee and the Board in Making Compensation Decisions
Our Compensation Committee has been delegated the authority to make determinations regarding all elements of compensation for our executive officers, except for Mr. Lewis, our CEO. Our Compensation Committee recommends to our independent Board members the individual elements of total compensation for Mr. Lewis for approval. The independent Board members review this recommendation and determine the compensation for Mr. Lewis. As discussed in further detail below, in assessing executive compensation, our Compensation Committee engages an outside independent compensation consultant to assess the competitiveness of our programs and periodically conducts a peer group review.
Role of Management
The Compensation Committee, in making executive compensation decisions, may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations from the CEO with respect to the compensation and performance of our NEOs (aside from his own compensation and performance) and Company performance. The Compensation Committee considered the CEO’s assessment along with the input of its independent compensation consultant when making 2023 compensation decisions for our NEOs (other than our CEO).
Role of the Compensation Consultant
The Compensation Committee is authorized to select and retain its own independent compensation consultant and has routinely sought the advice of an independent compensation consultant regarding our executive compensation practices. During 2023, WTW, in addition to attending meetings, provided support on matters including long-term incentive design, executive officer and director compensation, investor engagement, and regulatory updates. The Compensation Committee evaluates the independence of its compensation consultant on an annual basis and has concluded that WTW was independent during its tenure in 2023.
Shareholder Feedback
At our 2023 Annual Meeting, we held an advisory vote on the compensation of our NEOs. Of the shares voted, over 95% were voted in favor of our say-on-pay proposal which indicates continued strong support for the design and operation of our executive compensation program. Additionally, as part of ongoing engagement between the Company and investors, we provide a forum for direct feedback on executive compensation matters. The Compensation Committee considers the say-on-pay outcome, proxy advisor views, and any feedback received from investors annually when reviewing the compensation program.
Taking into account the sustained high voting outcome and feedback received, the Compensation Committee believes this reaffirms the Company’s compensation philosophy, design, and operation as disclosed in this CD&A.
INSMED PROXY STATEMENT	47

Compensation Evaluation Processes and Criteria
Given the high demand for the experienced and well-qualified executives we seek to employ, the Compensation Committee reviews data and information from a variety of sources such as outside surveys of compensation and benefits for executive officers in the biotechnology industry, as well as public information regarding executive compensation at peer biotechnology companies. The Compensation Committee also draws upon the personal knowledge of its members with respect to executive compensation at comparable companies.
In determining the amount and composition of compensation elements (cash and non-cash elements and short- and long-term elements) for each NEO other than the CEO, our Compensation Committee reviews the performance of each executive officer holistically. In setting compensation levels for such officers for 2023, our Compensation Committee considered many factors, including, but not limited to, the following factors:
•	our achievement of certain product development, financial, strategic planning, and other goals;
•	for each NEO other than the CEO, such officer’s individual performance against pre-established goals, as discussed in more detail below;
•	the scope and strategic impact of each executive officer’s responsibilities;
•	our past business performance;
•	our long-term goals and strategies;
•	the experience of each executive officer;
•	past compensation levels of each executive officer and of the executives as a group;
•	internal equity and the relative levels of pay among executive officers;
•	the amount of each element of compensation in the context of the executive officer’s total compensation and other benefits;
•	for each executive officer other than the CEO, the evaluations and recommendations of our CEO; and
•	the competitiveness of our compensation relative to selected peer group companies and other survey data, which are described below.
Consideration of these factors is subjective. No relative weights or rankings are assigned to them except as otherwise discussed in this CD&A.
For the CEO’s compensation, the Compensation Committee reviews and evaluates the performance of the CEO and recommends to the independent Board members the individual elements of his total compensation. This takes into consideration, among other things, individual performance, experience, prior compensation levels, alignment of compensation outcomes and potential compensation with Company performance, retention concerns, our general performance objectives, and the compensation practices of peer companies and the markets in which we compete for executive talent. The Board then must approve the CEO’s compensation. The CEO is not present during voting or deliberations on his compensation.
48	INSMED PROXY STATEMENT

Selection of Peer Companies and Benchmarking
The Compensation Committee, with the support of its independent compensation consultant, conducts an annual review of the peer group used for benchmarking compensation levels. The peer group used to inform 2023 compensation was approved by the Compensation Committee in August 2022. In assessing potential peers, consideration is given to publicly traded biopharmaceutical companies that are similar to the Company in terms of market capitalization, revenue, research and development expense, pipeline profile, and headcount. There is a focus on maintaining stability in peers over time, while ensuring the group remains sufficiently robust and relevant. Compared to our 2022 peer group, the 2023 peer group reflects (i) the addition of the companies that are marked by an asterisk below, (ii) the removal of Acceleron Pharma Inc. following completion of Merck’s acquisition of Acceleron in 2021, and (iii) the removal of Clovis Oncology, Inc., Heron Therapeutics, and Omeros Corporation given their relative size and pipeline. The Compensation Committee concluded that these adjustments to the peer group were appropriate given the number of employees, market capitalization, stage of development, and merger-and-acquisition activity of the Company and historical and potential peer companies. The table below depicts our 2023 peer group:
Acadia Pharmaceuticals Inc. (ACAD)	Halozyme Therapeutics, Inc. (HALO)
Agios Pharmaceuticals, Inc. (AGIO)	Intercept Pharmaceuticals, Inc. (ICPT)
Amicus Therapeutics, Inc. (FOLD)	Nektar Therapeutics (NKTR)
Arrowhead Pharmaceuticals* (ARWR)	PTC Therapeutics, Inc. (PTCT)
bluebird bio, Inc. (BLUE)	Sangamo Therapeutics, Inc. (SGMO)
Blueprint Medicines* (BPMC)	Sarepta Therapeutics, Inc. (SRPT)
Corcept Therapeutics Incorporated (CORT)	Ultragenyx Pharmaceutical Inc. (RARE)
Editas Medicine, Inc. (EDIT)
The number of employees at the companies in our 2023 peer group ranged from 145 to 1,172, with a median of 496 employees, and these companies had average market capitalizations that ranged from approximately $521 million to $6.7 billion, with a median of approximately $2.7 billion. Employee numbers were as of the most recently reported fiscal year-end prior to June 2022 and market capitalizations were the trailing twelve-month average as of June 1, 2022. The peer group was identified assuming an estimated 613 Company employees, and an estimated market capitalization for the Company of $2.1 billion to $3 billion (reflecting spot and trailing twelve-month average references, respectively, as of June 1, 2022). Insmed was positioned at the 51st and 60th percentile, respectively, on spot and trailing twelve-month market capitalization and the 64th percentile on headcount. Given the timing of the analysis, the data considered by the Compensation Committee in 2022 to inform 2023 compensation decisions was largely reflective of 2021 practices as disclosed by peers during 2022.
WTW provided comparative data regarding base salaries, short-term cash incentives, and long-term equity incentives for relevant executive officer roles at companies in the 2023 peer group. Using this compensation data and relevant survey data, the Compensation Committee established benchmarks with primary reference to median peer practices for the purpose of evaluating compensation ranges for base salary, annual cash incentive targets, and long-term equity incentives for each of our NEOs.
INSMED PROXY STATEMENT	49

Components of Compensation
In summary, the compensation paid to our executive officers in 2023 included the following components:
COMPONENT	PURPOSE OF COMPONENT
Base Salary	Provide our executive officers with a level of stability and certainty each year based on role, evolving responsibilities, experience, and competitive market positioning.
Annual Cash Incentives	Motivate and reward executive officers for short-term corporate performance and, other than our CEO, individual performance.
Long-term Equity Incentives
Motivate and reward executive officers for long-term corporate performance.
Align the interests of management and shareholders, thereby enhancing shareholder value.
Attract, motivate, and retain talented employees.

Health, Welfare, and Retirement Programs	Provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare. Provide a program to foster retirement savings.
Severance and Change in Control Benefits	Discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security.
50	INSMED PROXY STATEMENT

The components of our compensation program and compensation decisions for 2023 for each NEO are described in more detail below:
Base Salary
The Compensation Committee reviews and sets base salaries for executives, other than the CEO, on an annual basis during the first quarter of each year. The Board annually determines the base salary for our CEO based on the recommendation of our Compensation Committee.
Our Board and Compensation Committee seek to establish and maintain base salaries for each position and level of responsibility that (i) are competitive with those of executive officers in our peer group and (ii) reflect individual performance contributions. Our Compensation Committee reviews variances between the salary levels for each of our executive officers and the executive officers of the companies included in our peer group and determines, in its discretion, individual salary adjustments after considering the factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our NEOs other than our CEO, the Compensation Committee also considers the recommendations of our CEO.
Our NEOs received increases to their base salaries in January 2023, as shown in the table below.
	BASE SALARIES
NAME	ANNUAL RATE APPROVED IN 2022	ANNUAL RATE APPROVED IN 2023	% INCREASE
William H. Lewis[1]	$734,850	$780,000	6.1%
Sara Bonstein[2]	$477,580	$511,010	7.0%
Roger Adsett	$560,190	$577,000	3.0%
Martina Flammer, M.D.[3]	$534,320	$555,690	4.0%
Drayton Wise[4]	$500,000	$530,000	6.0%
1.
The Compensation Committee recommended, and the Board approved, a 6.1% increase for Mr. Lewis in 2023, reflecting a combined merit and market adjustment. This adjustment was intended to reposition Mr. Lewis around the market median in accordance with our compensation philosophy and was supported by strong individual performance.

2.
The Compensation Committee approved a 3% increase as a market adjustment for Ms. Bonstein in 2023 to position her compensation closer to the market median, in addition to the 4% merit increase on her base salary.

3.
The Compensation Committee approved a 1% increase as a market adjustment for Dr. Flammer in 2023 to position her compensation closer to the market median, in addition to the 3% merit increase on her base salary.

4.
The Compensation Committee approved a 2% increase as a market adjustment for Mr. Wise in 2023 to position his compensation closer to the market median, in addition to the 4% merit increase on his base salary.

INSMED PROXY STATEMENT	51

Annual Cash Incentives
We maintain an annual cash incentive program for all of our employees to motivate and reward the attainment of annual corporate goals and individual goals. In establishing targets for the cash incentive awards for our executive officers, the Compensation Committee (and the Board, in the case of our CEO) considers target annual cash incentive opportunities extended to executive officers in similar positions at companies included in our peer group.
Target cash incentive award percentages in 2023 were increased by 5% for all NEOs except for Mr. Adsett. The target cash incentive award percentages were increased to ensure that target pay opportunities were market competitive with reference to median practices among compensation peers.
	TARGET CASH INCENTIVE AWARD OPPORTUNITY AS A PERCENTAGE OF BASE SALARY
NAME	2022	2023
William H. Lewis	70%	75%
Sara Bonstein	40%	45%
Roger Adsett	50%	50%
Martina Flammer, M.D.	40%	45%
Drayton Wise	40%	45%
The cash incentive award for our NEOs other than Mr. Lewis is determined by reference to both corporate and individual goals, with 75% tied to corporate goals and 25% tied to individual goals. The Compensation Committee believes that including a component linked to individual goals is important to appropriately reflect their achievements in areas of focused accountability relative to goals established in the first quarter of the year. Given Mr. Lewis’s substantial influence on and accountability for the overall performance of the Company, the Compensation Committee and Board believe it is appropriate and in the best interests of our shareholders to have Mr. Lewis’s cash incentive award based solely upon the achievement of corporate objectives.
Payouts for corporate goals were based upon the product of each NEO’s respective target award and an overall corporate multiplier (ranging between 0% and 200%), which was determined based on Company performance during 2023. For each NEO other than the CEO, payouts for individual objectives were based on the product of each NEO’s respective target award times an individual multiplier (ranging between 0% and 175%), which was determined based on achievement of individual goals for 2023.
52	INSMED PROXY STATEMENT

Corporate Goals
At the beginning of each year, management recommends annual corporate objectives to the Compensation Committee for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year.
The Compensation Committee (and the Board, with respect to our CEO) approved the following corporate objectives and weightings for 2023. While each area had specific goals, the goals themselves are not disclosed below due to commercial sensitivity.
CORPORATE OBJECTIVES	WEIGHTING (% OF CORPORATE OBJECTIVES)
Advancement of ARIKAYCE	30%
Advancement of Brensocatib	30%
Advancement of TPIP	10%
Advancement of Translational Medicine	15%
Enhance Corporate Operations	15%
Total	100%
INSMED PROXY STATEMENT	53

The following achievements were factors taken into consideration when assessing Company performance relative to the pre-set performance goals for 2023:
CORPORATE OBJECTIVE	KEY ACHIEVEMENTS
Advancement of ARIKAYCE	Achieved 24% revenue growth for ARIKAYCE in 2023 compared with 2022 Exceeded Japan revenue expectations Announced topline ARISE data on time Significant progress on ENCORE enrollment
Advancement of Brensocatib	Completed ASPEN enrollment on time in the first quarter of 2023 First patient randomized in the Phase 2 BiRCH trial in patients with CRSsNP in the second half of 2023
Advancement of TPIP	Achieved over-enrollment of PH-ILD trial by year-end 2023 Achieved PAH enrollment of approximately 45% of target by year-end 2023
Advancement of Translational Medicine	Continued to advance research efforts in gene therapy, AlgaeneX and Deimmunized by Design
Improve Corporate Operations
Stayed within operating expense budget (excluding Adrestia acquisition costs)
Ensured adequate commercial and clinical trial supplies for all programs
Continued to enhance our culture of feedback, inclusion and transparency and demonstrated commitment to developing and retaining employees; annual pulse survey performance in line with prior year
Published inaugural Responsibility Report in the third quarter of 2023
Ranked as the top company to work for in the biopharma industry in Science’s 2023 Top Employers Survey for third year in a row and certified again in the United States by Great Place To Work

54	INSMED PROXY STATEMENT

The following table provides a breakdown of how the Board, with respect to our CEO, and the Compensation Committee, with respect to our remaining NEOs, determined that we performed against each of these corporate objectives during 2023:
CORPORATE OBJECTIVES	WEIGHTING (% OF CORPORATE OBJECTIVES)	ACTUAL PERFORMANCE	ACTUAL % OF CORPORATE OBJECTIVES EARNED
Advancement of ARIKAYCE	30%	120%	36%
Advancement of Brensocatib	30%	120%	36%
Advancement of TPIP	10%	100%	10%
Advancement of Translational Medicine	15%	95%	14.25%
Improve corporate operations	15%	120%	18%
Total Based on Objectives	100%		114.25%
Board of Directors’ Exercise of Discretion			5.75%
Total Corporate Performance			120%
In determining the total corporate performance achievement in 2023, the Compensation Committee considered other significant achievements of the Company, including: the Company’s progress on launch readiness activities; the uninterrupted delivery of clinical supply despite regional pressures and geopolitical events; the Company’s stock performance in 2023, particularly in light of the broader market landscape; the announced collaboration with Google Cloud to develop the Company’s use of generative artificial intelligence in drug discovery, drug development, drug commercialization, and enabling functions; and the continued focus on workforce enhancements through hiring and development. In light of these other significant achievements in 2023, as well as the Company having met or exceeded nearly all of the 2023 corporate objectives, the Compensation Committee recommended to the Board that it, and the Board ultimately did, exercise its discretion to adjust the corporate performance achievement to 120%. The exercise of discretion in this case was carefully considered by the Compensation Committee and the adjustment was recommended, and ultimately approved by the Board, in order to provide a meaningful, yet modest, increase that better reflected the Company’s performance. This corporate performance factor was applied to all eligible Insmed employees participating in the annual cash incentive plan, including the NEOs.
INSMED PROXY STATEMENT	55

Individual Goals
In consultation with our NEOs, Mr. Lewis established individual goals for each of our other NEOs at the beginning of 2023 that (i) were specific to each NEO’s area of responsibility and (ii) were intended to support our corporate objectives for 2023. These individual goals were then recommended to and approved by our Compensation Committee. At the time these goals were established, the Compensation Committee believed they were challenging but attainable, and attainment was uncertain.
NAMED EXECUTIVE OFFICER	INDIVIDUAL GOALS
Sara Bonstein
Focus on enhancement of the talent within the functional areas reporting to you
Ensure teams are effectively allocating resources and identify areas for process improvement in budgeting and forecasting
Access capital as needed and evaluate continuously the optimal balance sheet and cash reserves to support the Company’s programs
Enhance the Company’s investor relations capabilities
Collaborate cross-functionally to optimize the Company’s procurement process, improving the monthly and quarterly close process in finance and enhancing the standing of the procurement process throughout the organization

Roger Adsett
Work cross-functionally to develop a comprehensive, multi-year, medical affairs plan to support ARIKAYCE and brensocatib
Continue focus on creating a unifying Insmed culture throughout the Company’s geographic locations
Evaluate program management efforts and develop plan for enhancing performance as the Company grows
Support the corporate objectives of continued supply for commercial and clinical trials
Assess potential go-to market timelines for gene therapies, identifying key activities and hires required to support those timelines
Continue to identify attractive business development opportunities to evaluate

Martina Flammer, M.D.
Achieve corporate objectives for clinical trial milestones and prepare for ASPEN data readout and potential submission
Prioritize management of leadership across the CMO functions with a focus on preparations to be a multi-product company
Enhance cross-functional Medical Affairs collaboration and communication
Ensure effective, proactive and transparent information sharing and communication

56	INSMED PROXY STATEMENT

NAMED EXECUTIVE OFFICER	INDIVIDUAL GOALS
Drayton Wise
Drive ARIKAYCE revenue growth globally and by region with the highest standards of ethics, integrity, and compliance
Transform the organization to ensure the successful launches of ARIKAYCE in newly diagnosed or recurrent MAC and brensocatib in bronchiectasis
Continue to improve communication and partnership between the commercial and medical teams
Prepare the brand, the market and the Company for the launch of brensocatib in bronchiectasis in advance of ASPEN readout

With input from Mr. Lewis, the Compensation Committee made a qualitative determination following the end of the year as to the level of achievement by each of these NEOs with regard to his or her respective individual performance objectives.
The Compensation Committee and CEO reviewed individual performance during the year for the non-CEO NEOs, and determined that achievements versus objectives were above target and aligned with the overall corporate performance, resulting in a payout factor of 120% in respect of this component. In addition, in light of Mr. Wise’s achievements in ARIKAYCE growth globally and brensocatib launch readiness activities, the Compensation Committee approved a payout factor of 135% with respect to his individual goals. Based upon our achievement of the corporate goals summarized above, as well as the achievement of individual goals set by the Compensation Committee, our NEOs earned the following cash incentive awards for 2023:
			ALLOCATION OF BONUS		ACTUAL BONUS ACHIEVEMENT
NAME	BASE SALARY	TARGET BONUS %	CORPORATE GOALS	INDIVIDUAL GOALS	CORPORATE GOALS	INDIVIDUAL GOALS	2023 CASH BONUS
William H. Lewis	$780,000	75%	100%	—	120%	—	$702,000
Sara Bonstein	$511,010	45%	75%	25%	120%	120%	$276,000
Roger Adsett	$577,000	50%	75%	25%	120%	120%	$346,200
Martina Flammer, M.D.	$555,690	45%	75%	25%	120%	120%	$300,100
Drayton Wise	$530,000	45%	75%	25%	120%	135%	$295,200
INSMED PROXY STATEMENT	57

Long-term Equity Incentives
One of the guiding principles of our executive compensation program is pay for performance, and we believe that a significant portion of our executives’ compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. In addition, the Compensation Committee believes and considers the following in approving equity plan design and award values:
•
Equity-based compensation creates an ownership culture that rewards our executives for maximizing shareholder value sustainably over time, and, in combination with stock ownership, aligns our executives’ interests with those of our shareholders

•	Equity incentives reward our executives for their contributions to the long-term success of the Company
•	The combination of stock options and RSUs drives performance and a long-term mindset while encouraging retention
•
We believe stock options are a form of performance-based incentive compensation because they require stock price appreciation to deliver value to the holder, thereby aligning compensation earned with value shareholders receive over the same period of time; this relationship is evidenced in the pay versus performance section of the proxy statement

In determining the equity compensation awards to grant to our NEOs in 2023, the Board, with respect to our CEO, and the Compensation Committee, with respect to our remaining NEOs, considered each NEO’s role, the advice of our independent compensation consultant, and information regarding comparative equity compensation awards received by the executives in our peer group in the context of total compensation. Individual performance prior to the grant date was also considered. Generally, 75% of the award value is made in the form of stock options and 25% of the award value is made in the form of RSUs.
The timing of annual equity compensation award grants has been generally consistent, with grants being made at the regularly scheduled meetings of our Compensation Committee and Board in January and May of each year. We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although we make annual equity grants in January and May of each year to allow management, the Compensation Committee and the Board to review all elements of compensation at the same point in the year. We do not have any program, plan or practice to time grant dates of equity compensation awards to our executive officers in coordination with the release of material nonpublic information. The Board, with respect to our CEO, and the Compensation Committee, with respect to our remaining NEOs, may also grant equity awards from time to time in recognition of a NEO’s expanded duties and responsibilities or continuing contributions to the Company’s performance.
58	INSMED PROXY STATEMENT

Based on these considerations, our NEOs received the following annual equity incentive awards in 2023.
NAME	DATE OF GRANT	OPTIONS GRANTED[1,2]	RSUs GRANTED
William H. Lewis	1/5/2023	102,540	22,353[3]
	5/11/2023	430,140	93,139[3]
Sara Bonstein	1/5/2023	37,760	8,232[3]
	1/5/2023	—	5,065[4]
	5/11/2023	158,410	34,300[3]
	5/11/2023	—	21,108[4]
Roger Adsett	1/5/2023	34,860	7,598[3]
	5/11/2023	146,220	31,662[3]
Martina Flammer, M.D.	1/5/2023	34,860	7,598[3]
	1/5/2023	—	3,546[4]
	5/11/2023	146,220	31,662[3]
	5/11/2023	—	14,775[4]
Drayton Wise	1/5/2023	34,860	7,598[3]
	5/11/2023	146,220	31,662[3]
1.	Options granted on January 5, 2023 and May 11, 2023 have an exercise price of $19.74 and $18.95, respectively, the per-share closing price of our Common Stock on that date.
2.
Shares of our Common Stock underlying these options vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting every six months thereafter until the fourth anniversary of the date of grant.

3.	These RSUs vest 25% on each anniversary of the date of grant through the fourth anniversary of the date of grant.
4.
The Compensation Committee approved awards of additional RSUs to Ms. Bonstein and Dr. Flammer to provide a retention incentive going into 2024 and the anticipated ASPEN data release. These RSUs had a grant date fair value of approximately $500,000 and $350,000 respectively. These incremental RSUs were granted on the same dates as the annual equity grants in January and May and vest 1/3 on each anniversary through the third anniversary of the date of grant.

2022 Performance-Based Restricted Stock Units
In January 2022, select senior leaders, including our NEOs, also received an award of PSUs. These awards reflected a combination of objectives to complement the existing annual awards of stock options and RSUs, which included retaining senior leaders through a critical period related to brensocatib and aligning senior leaders with unlocking value for our shareholders on an appropriately aggressive timeline.
The PSUs can vest upon the achievement of performance conditions based on brensocatib milestones, our TSR relative to the Nasdaq Biotech Index constituents, and service, as summarized below. The Compensation Committee and Board believe these goals to be appropriately challenging with strong alignment to shareholder interests as it relates to the time horizon, total shareholder return modifier and final vesting being tied to the FDA accepting a new drug application (“NDA”) from Insmed for brensocatib. If the milestone conditions are not achieved, if Insmed’s TSR is negative or below the 25th percentile relative to the Nasdaq Biotech Index constituents, if an executive does not remain in continuous employment as explained below, or if the FDA does not accept the NDA, no PSUs will vest.
INSMED PROXY STATEMENT	59

Milestone Conditions
The issuance of a press release announcing certain top-line results from the ASPEN trial by the latter part of the second quarter of 2024 and the acceptance of an NDA by the FDA for brensocatib.
If the milestone conditions are achieved, the PSUs would vest subject to the two further requirements summarized below.

Relative TSR Modifier
To ensure any results related to brensocatib align with the creation of value for our long-term shareholders, a relative TSR modifier will be applied to any PSUs that vest as a result of achieving the milestone conditions. TSR will be assessed through the 30-days following a press release filing, with comparisons made to the Nasdaq Biotech Index constituents as follows:
• If Insmed’s TSR is negative, or if Insmed’s TSR ranks below the 25th percentile, no PSUs will vest regardless of milestone and service achievements
• If Insmed’s TSR is at or above the 25th percentile and less than the 50th percentile, a 0.5x modifier will apply, reducing the number of PSUs that vest by 50%
• If Insmed’s TSR is at or above the 50th percentile and less than the 75th percentile, a 1.0x modifier will apply
• If Insmed’s TSR is at or above the 75th percentile, and less than the 90th percentile, a 2.0x modifier will apply
• If Insmed’s TSR is at or above the 90th percentile, indicating significant value has been created for our shareholders relative to peers, a 2.5x modifier will apply

Service Conditions
• To ensure PSUs meet the objective of retaining senior leaders during this period, a recipient must remain in continuous employment with the Company through the later of the third anniversary of the grant date and the date an NDA for brensocatib is accepted by the FDA.
• If Insmed does not file an NDA due to the clinical trial results, or the FDA does not accept an NDA, for brensocatib, PSUs will not vest.

At December 31, 2023, the PSUs remain outstanding and unvested.
60	INSMED PROXY STATEMENT

Other Benefits
We maintain several other benefit programs that are offered to all employees including executives on an equivalent basis, which include coverage for health insurance, dental insurance, life and disability insurance, and a 401(k) plan. With respect to our 401(k) plan, the Company will deposit a matching contribution of 100% of deferrals up to 4% of an employee’s eligible compensation (subject to any maximum applicable limits under the Internal Revenue Service regulations). We also maintain an Employee Stock Purchase Plan whereby eligible employees, including executives, are given the opportunity to purchase Common Stock at a discounted price through payroll deductions. We do not have any defined benefit plans or non-qualified deferred compensation plans. From time to time, we may also provide employees with certain other limited perquisites.
Severance and Change in Control Benefits
As discussed in further detail in “Potential Payments Upon Termination,” we have entered into employment agreements with each of our NEOs that, in addition to other items, provide for certain severance and change in control payments. We believe that the existence of these potential benefits will discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security. The employment agreements with our NEOs do not provide for single-trigger vesting on a change in control or tax gross-up payments. See “Potential Payments Upon Termination” for additional information.
INSMED PROXY STATEMENT	61

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on the review and discussions with management of the CD&A, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report.
The Compensation Committee
David R. Brennan, Chair
Alfred F. Altomari
Leo Lee
Summary Compensation Table
The following table sets forth information regarding compensation earned by the NEOs in 2023, 2022 and 2021.
To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Change in Pension Value” and “Nonqualified Deferred Compensation Earnings.”
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)[1]	OPTION AWARDS ($)[2]	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[3]	ALL OTHER COMPENSATION ($)[4]	TOTAL ($)
William H. Lewis CEO	2023	$780,000	—	$2,206,232	$6,616,654	$702,000	$106,374	$10,411,260
	2022	$734,850	—	$1,624,982	$4,872,967	$514,400	$42,699	$7,789,898
	2021	$710,000	—	$1,499,969	$4,499,673	$601,400	$11,600	$7,322,642
Sara Bonstein Chief Financial Officer	2023	$511,010	—	$1,312,464	$2,436,713	$276,000	$23,395	$4,559,582
	2022	$477,580	—	$687,487	$2,061,581	$191,100	$15,500	$3,433,248
	2021	$460,320	—	$687,489	$2,062,368	$227,000	$14,900	$3,452,077
Roger Adsett Chief Operating Officer	2023	$577,000	—	$749,979	$2,249,276	$346,200	$85,320	$4,007,775
	2022	$560,190	—	$937,478	$2,811,222	$262,600	$71,905	$4,643,395
	2021	$529,730	—	$749,968	$2,249,837	$326,500	$14,900	$3,870,935
Martina Flammer, M.D. Chief Medical Officer	2023	$555,690	—	$1,099,964	$2,249,276	$300,100	$16,500	$4,221,530
	2022	$534,320	—	$749,983	$2,249,087	$213,800	$15,500	$3,762,690
	2021	$517,500	—	$749,968	$2,249,837	$255,200	$14,900	$3,787,405
Drayton Wise Chief Commercial Officer	2023	$530,000	—	$749,979	$2,249,276	$292,200	$66,647	$3,891,102
	2022	$478,563	—	$687,464	$2,580,651	$200,000	$71,436	$4,018,114
1.
Amounts in this column reflect grant date fair values of RSUs granted each year, calculated in accordance with FASB ASC Topic 718. In 2023, Ms. Bonstein and Dr. Flammer received additional grants of RSUs to provide a retention incentive going into 2024 and the anticipated ASPEN data release. Amounts are based on the closing price of our Common Stock on the Nasdaq Global Select Market on the date of grant. On January 6, 2022, PSUs were granted to each of our NEOs, the vesting of which are subject to performance conditions. On the grant date, the performance conditions were deemed not probable and, therefore, no value is included in the Stock Awards or Total columns for the PSUs. Assuming the highest level of performance conditions will be achieved, the grant date fair values of the PSUs granted on January 6, 2022, calculated in accordance with FASB ASC Topic 718, are as follows: Mr. Lewis, $6,013,135; Ms. Bonstein, $2,544,091; Mr. Adsett, $3,469,162; Dr. Flammer, $2,775,290; and Mr. Wise, $601,392.

62	INSMED PROXY STATEMENT

2.
Amounts in this column reflect grant date fair values of stock option awards granted each year, calculated in accordance with FASB ASC Topic 718. The stock options expire 10 years from the date of grant, and the exercise price equals the closing price of our Common Stock on the date of grant. See Note 10, “Stock-Based Compensation” of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, regarding assumptions underlying valuation of all equity awards.

3.
Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see “Components of Compensation—Annual Cash Incentives.”

4.	The amounts in the “All Other Compensation” column consist of the following amounts:
•
In 2021, 2022, and 2023, Mr. Lewis received $11,600, $12,200, and $13,200, respectively, pursuant to our 401(k) plan. In 2022 and 2023, the Company also paid $30,499 and $93,174 in travel expenses on Mr. Lewis’ behalf.

•
In 2021, 2022, and 2023, Ms. Bonstein received $11,600, $12,200, and $13,200, respectively, pursuant to our 401(k) plan. In 2021, 2022, and 2023, Ms. Bonstein also received an additional $3,300 per year in health savings account (“HSA”) contributions pursuant to her participation in a tax qualified HSA and, in 2023, received $268 for certain incidentals.

•
In 2021, 2022, and 2023, Mr. Adsett received $11,600, $12,200, and $13,200, respectively, pursuant to our 401(k) plan. In 2021, 2022, and 2023, Mr. Adsett also received an additional $3,300 per year in HSA contributions pursuant to his participation in a tax qualified HSA and, in 2023, received $250 in fitness reimbursements. In 2022 and 2023, the Company also paid $56,405 and $68,570, respectively, in travel expenses on Mr. Adsett’s behalf.

•
In 2021, 2022, and 2023, Dr. Flammer received $11,600, $12,200, and $13,200, respectively, pursuant to our 401(k) plan. In 2021, 2022, and 2023, Dr. Flammer also received an additional $3,300 in HSA contributions pursuant to her participation in a tax qualified HSA.

•
In 2022 and 2023, Mr. Wise received $12,200 and $13,200, respectively, pursuant to our 401(k) plan. In 2022 and 2023, the Company also paid $59,236 and $53,447, respectively, in travel expenses on Mr. Wise’s behalf.

INSMED PROXY STATEMENT	63

2023 Grants of Plan-Based Awards
The following table sets forth certain information regarding the annual cash incentive awards and equity grants made to our NEOs during the year ended December 31, 2023. No other plan-based awards were granted to any of our NEOs during 2023.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[1]
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF RESTRICTED STOCK UNITS (RSUS) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)[2]	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)[3]
William H. Lewis	—	—	585,000	1,170,000	—	—	—	—
	1/5/2023 (options)	—	—	—	—	102,540	19.74	1,323,566
	1/5/2023 (RSUs)	—	—	—	22,353[4]	—	—	441,248
	5/11/2023 (options)	—	—	—	—	430,140	18.95	5,293,088
	5/11/2023 (RSUs)	—	—	—	93,139[4]	—	—	1,764,984
Sara Bonstein	—	—	229,955	455,537	—	—	—	—
	1/5/2023 (options)	—	—	—	—	37,760	19.74	487,399
	1/5/2023 (RSUs)	—	—	—	8,232[4]	—	—	162,500
	1/5/2023 (RSUs)	—	—	—	5,065[5]	—	—	99,983
	5/11/2023 (options)	—	—	—	—	158,410	18.95	1,949,314
	5/11/2023 (RSUs)	—	—	—	34,300[4]	—	—	649,985
	5/11/2023 (RSUs)	—	—	—	21,108[5]	—	—	399,997
Roger Adsett	—	—	288,500	558,969	—	—	—	—
	1/5/2023 (options)	—	—	—	—	34,860	19.74	449,966
	1/5/2023 (RSUs)	—	—	—	7,598[4]	—	—	149,985
	5/11/2023 (options)	—	—	—	—	146,220	18.95	1,799,310
	5/11/2023 (RSUs)	—	—	—	31,662[4]	—	—	599,995
Martina Flammer, M.D.	—	—	250,061	484,492	—	—	—	—
	1/5/2023 (Options)	—	—	—	—	34,860	19.71	449,966
	1/5/2023 (RSUs)	—	—	—	7,598[4]	—	—	149,985
	1/5/2023 (RSUs)	—	—	—	3,546[5]	—	—	69,998
	5/11/2023 (Options)	—	—	—	—	146,220	18.95	1,799,310
	5/11/2023 (RSUs)	—	—	—	31,662[4]	—	—	599,995
	5/11/2023 (RSUs)	—	—	—	14,775[5]	—	—	279,986
Drayton Wise	—	—	238,500	462,094	—	—	—	—
	1/5/2023 (options)	—	—	—	—	34,860	19.74	449,966
	1/5/2023 (RSUs)	—	—	—	7,598[4]	—	—	149,985
	5/11/2023 (options)	—	—	—	—	146,220	18.95	1,799,310
	5/11/2023 (RSUs)	—	—	—	31,662[4]	—	—	599,995
64	INSMED PROXY STATEMENT

1.
Constitutes threshold, target, and maximum award opportunities for our NEOs under our annual cash incentive program. See “Components of Compensation—Annual Cash Incentives” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

2.
The amounts shown in this column reflect stock options granted to our NEOs pursuant to our 2019 Incentive Plan and Amended and Restated 2019 Incentive Plan. The vesting schedule for these grants is 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

3.
Reflects grant date fair values of RSU and option awards granted during the year, calculated in accordance with FASB ASC Topic 718. See Note 10, “Stock-Based Compensation” of the consolidated financial statements in the Company’s Annual Report on Form 10-K for year ended December 31, 2023, regarding assumptions underlying valuation of all equity awards.

4.
Reflects RSUs granted to our NEOs pursuant to our equity incentive plans. The vesting schedule for these grants is 25% on each anniversary of the date of grant through the fourth anniversary of the date of grant.

5.
In 2023, the Compensation Committee approved awards of additional RSUs to Ms. Bonstein and Dr. Flammer to provide a retention incentive going into 2024 and the anticipated ASPEN data release. These RSUs had a grant date fair value of approximately $500,000 and $350,000 respectively. These incremental RSUs were granted on the same dates as the annual equity grants in January and May and vest 1/3 on each anniversary through the third anniversary of the date of grant.

Narrative Disclosure to Summary Compensation Table and 2023 Grants of Plan-Based Awards Table
The employment agreements for our NEOs generally provide for no fixed termination or other expiration dates. See “Potential Payments Upon Termination” for information regarding the terms of these agreements that would be relevant in the event of the executive’s termination or upon a change in control.
INSMED PROXY STATEMENT	65

Outstanding Equity Awards at 2023 Fiscal Year End
The following table sets forth certain information regarding the equity awards held by each of our NEOs as of December 31, 2023.
	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE[1]	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)[2]	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)
William H. Lewis	45,120	—	—	$20.49	01/10/2024	—	—	—	—
	150,000	—	—	$22.76	05/21/2025	—	—	—	—
	142,080	—	—	$17.16	05/17/2027	—	—	—	—
	200,290	—	—	$30.46	01/04/2028	—	—	—	—
	555,140	—	—	$13.91	01/03/2029	—	—	—	—
	247,266	35,324	—	$23.75	01/03/2030	—	—	—	—
	68,400	41,040	—	$34.03	01/07/2031	—	—	—	—
	85,800	51,480	—	$26.46	05/12/2031	—	—	—	—
	55,702	92,838	—	$26.43	01/06/2032	—	—	—	—
	84,168	140,282	—	$17.07	05/11/2032	—	—	—	—
	—	102,540	—	$19.74	01/05/2033	—	—	—	—
	—	430,140	—	$18.95	05/11/2033	—	—	—	—
	—		—	—	—	212,596[3]	$6,588,350	—	—
	—	—	—	—	—	61,484[4]	$1,905,389	—	—
	—	—	—	$14.24	10/31/2023	—	—	—	—
	50,0005	—	—	$12.58	6/2/2024	—	—	—	—
	175,5305	—	—	$13.67	01/05/2027	—	—	—	—
	245,9506	—	—	$10.85	05/19/2026	—	—	—	—
Sara Bonstein	80,185	11,455	—	$28.88	02/03/2030	—	—	—	—
	30,528	4,362	—	$24.70	05/12/2030	—	—	—	—
	28,500	17,100	—	$34.03	01/07/2031	—	—	—	—
	42,900	25,740	—	$26.46	05/12/2031	—	—	—	—
	23,565	39,275	—	$26.43	01/06/2032	—	—	—	—
	35,610	59,350	—	$17.07	05/11/2032	—	—	—	—
	—	37,760	—	$19.74	01/05/2033	—	—	—	—
	—	158,410	—	$18.95	05/11/2033	—	—	—	—
	—	—	—	—	—	105,241[3]	$3,261,419	—	—
	—	—	—	—	—	26,013[4]	$806,143	—	—
Roger Adsett	—	—	—	—	—	26,013[4]	$519,740	—	—
	88,060	—	—	$14.56	10/03/2026	—	—	—	—
	82,280	—	—	$13.67	01/05/2027	—	—	—	—
	76,600	—	—	$17.16	05/17/2027	—	—	—	—
	80,970	—	—	$30.46	01/04/2028	—	—	—	—
	231,310	—	—	$13.91	01/03/2029	—	—	—	—
	123,637	17,663	—	$23.75	01/03/2030	—	—	—	—
	34,200	20,520	—	$34.03	01/07/2031	—	—	—	—
	42,900	25,740	—	$26.46	05/12/2031	—	—	—	—
	32,133	53,557	—	$26.43	01/06/2032	—	—	—	—
	48,558	80,932	—	$17.07	05/11/2032	—	—	—	—
	—	34,860	—	$19.74	01/05/2033	—	—	—	—
	—	146,220	—	$18.85	05/11/2033	—	—	—	—
	—	—	—	—	—	93,331[3]	$2,861,338	—	—
	—	—	—	—	—	35,472[4]	$1,099,277	—	—
66	INSMED PROXY STATEMENT

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE[1]	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)[2]	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)
Martina Flammer, M.D.	103,806	18,874	—	$23.66	01/02/2030	—	—	—	—
	49,455	7,065	—	$23.75	01/03/2030	—	—	—	—
	34,200	20,520	—	$34.03	01/07/2031	—	—	—	—
	42,900	25,740	—	$26.46	05/12/2031	—	—	—	—
	25,710	42,850	—	$26.43	01/06/2032	—	—	—	—
	38,846	64,744	—	$17.07	05/11/2032	—	—	—	—
	—	34,860	—	$19.74	01/05/2033	—	—	—	—
	—	146,220	—	$18.95	05/11/2033	—	—	—	—
	—	—	—	—	—	99,925[3]	$3,096,676	—	—
	—	—	—	—	—	28,377[4]	$879,403	—	—
Drayton Wise	20,071	—	—	$19.11	02/10/2024	—	—	—	—
	6,250	—	—	$12.58	06/02/2024	—	—	—	—
	10,000	—	—	$16.07	01/08/2025	—	—	—	—
	7,000	—	—	$22.76	05/21/2025	—	—	—	—
	20,000	—	—	$19.25	10/27/2025	—	—	—	—
	11,500	—	—	$16.16	01/07/2026	—	—	—	—
	20,500	—	—	$10.85	05/19/2026	—	—	—	—
	17,000	—	—	$13.67	01/05/2027	—	—	—	—
	19,040	—	—	$17.16	05/17/2027	—	—	—	—
	18,110	—	—	$30.46	01/04/2028	—	—	—	—
	41,640	—	—	$13.91	01/03/2029	—	—	—	—
	39,558	5,652	—	$23.75	01/03/2030	—	—	—	—
	7,125	4,275	—	$34.03	01/07/2031	—	—	—	—
	8,937	5,363	—	$26.46	05/12/2031	—	—	—	—
	5,568	9,282	—	$26.43	01/06/2032	—	—	—	—
	8,415	14,025	—	$17.07	05/11/2032	—	—	—	—
	61,717	102,863	—	$20.01	05/23/2032	—	—	—	—
	—	34,860		$19,74	01/05/2033	—	—	—	—
	—	146,220	—	$18.95	05/11/2033	—	—	—	—
	—	—	—	—	—	69,542	$2,155,107	—	—
	—	—	—	—	—	6,149[4]	$190,558	—	—
1.	These stock options have a vesting schedule of 25% on the first anniversary of the date of grant and 12.5% on each six-month anniversary thereafter until the fourth anniversary of the date of grant.
2.	Reflects the closing price of $30.99 per share of the Company’s Common Stock on the Nasdaq Global Select Market on December 29, 2023.
3.	RSUs have a vesting schedule of 25% on each anniversary of the date of grant through the fourth anniversary of the date of grant.
4.
PSUs vest upon the achievement of two performance conditions, a service condition, and a market condition. The performance conditions are the issuance of a press release announcing certain top-line results from the ASPEN trial by the latter part of the second quarter of 2024 and the acceptance of an NDA by the FDA for brensocatib. The service condition is continuous employment with the Company through the later of (i) the third anniversary of the grant date of the PSU award and (ii) the date an NDA for brensocatib is accepted by the FDA. The potential payout of the awards ranges from 0% to 250% of the target, dependent on a market condition that is based on the Company’s TSR compared to Nasdaq Biotech Index constituents.

5.	Awards are held indirectly by William H. Lewis through Article 4 Trust under William Lewis Family Legacy Trust U/A 11/2/2020.
6.	Awards are held indirectly by William H. Lewis through Article 4 Trust under Katie Procter Dynasty Trust.
INSMED PROXY STATEMENT	67

Option Exercises and Stock Vested During 2023
The following table sets forth information with respect to stock options exercised and stock vested during the year ended December 31, 2023.
	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
William H. Lewis	346,434	1,106,074	58,273	1,103,942
Sara Bonstein	—	—	14,124	264,374
Roger Adsett	—	—	29,564	559,461
Martina Flammer, M.D.	28,310	179,485	17,968	337,483
Drayton Wise	—	—	15,490	295,769
Potential Payments Upon Termination
Our NEOs are entitled to payments and other benefits under their employment agreements in connection with their termination under certain circumstances. We believe that the existence of these potential benefits will discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security.
If Mr. Lewis’s employment is terminated by us without cause or by Mr. Lewis for good reason within two years after a change in control of the Company, Mr. Lewis will receive payment of accrued obligations (including any unpaid bonus for any completed fiscal year ending on or prior to his termination date and any accrued but unused vacation pay), a lump sum severance payment equal to two times the sum of his then applicable annual base salary plus two times his annual target bonus plus a pro-rata portion of his annual target bonus (calculated as the target bonus for the year of termination multiplied by the following fraction: (i) the number of days that Mr. Lewis was employed by the Company during that fiscal year, divided by (ii) 365), full vesting of all equity awards (other than any PSUs, which will vest in accordance with the applicable award agreement), and continuation for up to 18 months of health benefits provided he elects continued coverage under COBRA. Should Mr. Lewis’s employment be terminated by us without cause or by Mr. Lewis for good reason prior to the date of a change in control or more than two years after a change in control, he would be entitled to receive all of the foregoing benefits provided that his severance payment would instead be limited to one and one-half times his then applicable annual base salary and one times his target bonus for the year of termination (payable over an 18-month period), his pro-rata bonus would be based on actual performance for the year of termination, and his accelerated vesting would be limited to full vesting of all time-based equity awards granted at least one year prior to his termination date. Should Mr. Lewis’s employment be terminated due to his death or disability, Mr. Lewis or his estate would receive payment of accrued obligations, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, and any insurance benefits to which he and his beneficiaries were entitled as a result of his death or disability.
68	INSMED PROXY STATEMENT

If Ms. Bonstein’s, Mr. Adsett’s, Dr. Flammer’s, or Mr. Wise’s employment is terminated by us without cause or by the departing executive for good reason within two years after a change in control of the Company, the departing executive will receive payment of accrued obligations, any earned but unpaid bonus for any completed fiscal year ending on or prior to his or her termination date, a lump sum severance payment equal to one and one-half times his or her then applicable annual base salary plus one and one-half times his or her annual target bonus plus a pro-rata portion of his or her annual target bonus (calculated as the target bonus for the year of termination multiplied by the following fraction: (i) the number of days that the Executive was employed by the Company during that fiscal year, divided by (ii) 365), full vesting of all equity awards (other than any PSUs, which will vest in accordance with the applicable award agreement), and a continuation of up to 18 months of health benefits provided he or she elects continued coverage under COBRA. Should Ms. Bonstein’s, Mr. Adsett’s, Dr. Flammer’s, or Mr. Wise’s employment be terminated by us without cause or by the departing executive for good reason prior to the date of a change in control or more than two years after a change in control, the departing executive would be entitled to receive all of the foregoing benefits provided that his or her severance payment would be limited to his or her then applicable annual base salary and instead be payable over a 12-month period, his or her pro-rata bonus would be based on actual performance for the year of termination, his or her equity award vesting would be limited to accelerated vesting of all time-based equity awards that would otherwise have vested within 12 months following his or her termination date, and his or her continuation of health benefits under COBRA would be limited to up to 12 months. Should the departing executive’s employment be terminated due to his or her death or disability, the executive or his or her estate would receive payment of accrued obligations, a pro-rata portion of his or her annual target bonus based on actual performance for the year of termination, any earned but unpaid bonus for any completed fiscal year ending on or prior to his or her termination date, and any insurance benefits to which he or she and his or her beneficiaries were entitled as a result of his or her death or disability.
For purposes of the employment agreements, the term “cause” generally includes:
a.	a conviction of the executive, or a plea of nolo contendere, to a felony involving moral turpitude;
b.	willful misconduct or gross negligence by the executive resulting, in either case, in material economic harm to the Company or any related entities;
c.
a willful failure by the executive to carry out the reasonable and lawful directions of the Board and failure by the executive to remedy such willful failure within 30 days after receipt of written notice from the Board;

d.
fraud, embezzlement, theft or dishonesty of a material nature by the executive against the Company or any related entity, or a willful material violation by the executive of a policy or procedure of the Company or any related entity, resulting, in any case, in material economic harm to the Company or any related entity; or

e.	a willful material breach by the executive of his or her employment agreement and failure by the executive to remedy the material breach within 30 days after receipt of written notice from the Board.
For purposes of the employment agreements, the term “good reason” generally includes:
a.	a material diminution in the executive’s base compensation;
b.	a material diminution in the executive’s authority, duties, or responsibilities;
c.
a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report (including, for Mr. Lewis, a requirement that Mr. Lewis report to a corporate officer or executive instead of reporting directly to the Board);

d.
the Company’s or related entity’s requiring the executive to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of his or her employment agreement, except for travel reasonably required in the performance of the executive’s responsibilities; or

e.	any other action or inaction that constitutes a material breach by the Company of the executive’s employment agreement.
INSMED PROXY STATEMENT	69

For purposes of the employment agreements, the term “change in control” generally includes:
a.	the acquisition by another person of beneficial ownership of 40% or more of our Common Stock;
b.	a proxy contest that results in the replacement of a majority of the members of our Board;
c.
a reorganization, merger, statutory share exchange, or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, after which our shareholders change in proportion by more than 40%, or after which half or more of our Board has changed; or

d.	approval by our shareholders of a complete liquidation or dissolution of our Company.
To protect our business and goodwill, during the employment term and for a period of 12 months after the termination of an executive’s employment with us, each executive has agreed that he or she will not:
1.	engage in any activity in material competition with the business in which we engaged while the executive was employed by us;
2.	directly or indirectly recruit or solicit any person who is then our employee or was our employee at any time within six months prior to such solicitation; or
3.	solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of our clients or customers, or prospective clients or customers.
The severance benefits that executives may be entitled to receive under these agreements and other benefits that the executives are entitled to receive under other plans may constitute parachute payments that are subject to the “golden parachute” rules of Section 280G of the Code and the excise tax of Section 4999 of the Code. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced to the extent necessary to avoid any payments becoming nondeductible under Section 280G of the Code or subject to the excise tax under Section 4999 of the Code. All severance benefits (other than accrued obligations and certain insurance benefits to which the executive may be entitled upon death or disability) are also subject to the execution and non-revocation of a general release of claims against the Company.
70	INSMED PROXY STATEMENT

The table below summarizes the hypothetical payments that could have been made by us with respect to each of the NEOs below, assuming that a qualified termination under the applicable agreement had occurred on December 31, 2023 as a result of termination without cause or for good reason during the two-year period immediately following a change in control.
	CASH SEVERANCE[1]	PRO-RATA BONUS[2]	BENEFITS[3]	VALUE OF ACCELERATED EQUITY[4]	TOTAL
William H. Lewis	$2,730,000	$585,000	$370	$17,691,217	$21,006,587
Sara Bonstein	$1,111,447	$229,955	$370	$7,573,079	$8,914,851
Roger Adsett	$1,298,250	$288,500	$370	$7,728,554	$9,315,674
Martina Flammer, M.D.	$1,208,626	$250,061	$239	$7,531,481	$8,990,407
Drayton Wise	$1,152,750	$238,500	$370	$5,930,539	$7,322,159
1.
These payments would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for two years plus two times the target bonus. The cash severance figures for Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Wise include one and one-half times their salary and one and one-half times their target bonus.

2.	The value used in the table assumes the full target bonus for the year.
3.	Reflects the cost to the Company of certain continued health benefits.
4.
The value represents the acceleration of all applicable equity awards outstanding as of December 31, 2023. The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of stock options subject to accelerated vesting by the difference between $30.99 the closing price of our Common Stock on December 29, 2023, and the exercise price of the options, (ii) RSUs is calculated by multiplying the number of RSUs subject to accelerated vesting by $30.99, and (iii) PSUs is calculated by multiplying the number of PSUs subject to accelerated vesting by $30.99.

The following table summarizes the hypothetical payments that could have been made by us with respect to each of the NEOs below assuming that a qualified termination under the applicable agreement had occurred on December 31, 2023 as a result of termination without cause or for good reason prior to the date of a change in control or following the two-year period after a change in control.
INSMED PROXY STATEMENT	71

	CASH SEVERANCE[1]	PRO-RATA BONUS[2]	BENEFITS[3]	VALUE OF ACCELERATED EQUITY[4]	TOTAL
William H. Lewis	$1,755,000	$585,000	$370	$5,874,270	$8,214,640
Sara Bonstein	$511,010	$229,955	$247	$2,553,152	$3,294,364
Roger Adsett	$577,000	$288,500	$247	$2,614,578	$3,480,325
Martina Flammer, M.D.	$555,690	$250,061	$159	$2,664,553	$3,470,463
Drayton Wise	$530,000	$238,500	$247	$2,085,234	$2,853,981
1.
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis consists of one and one-half times his base salary plus target bonus for one year, while the figures for Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Wise consist of their respective base salaries for one year.

2.	The value used in the table assumes the full target bonus for the year.
3.	Reflects the cost to the Company of certain continued health benefits.
4.
For Mr. Lewis, the value represents the acceleration of all time-based vesting equity outstanding as of December 31, 2023 granted at least one year prior to the termination date. For Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Wise, the value represents accelerated vesting of all time-based equity that would have otherwise vested within 12 months following the termination date. The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of stock options subject to accelerated vesting by the difference between $30.99, the closing price of our Common Stock on December 29, 2023, and the exercise price of the options, and (ii) RSUs is calculated by multiplying the number of RSUs subject to accelerated vesting by $30.99.

72	INSMED PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is comprised entirely of independent directors, and none of our executive officers served on the Compensation Committee or on the board of any company that employed any member of our Compensation Committee or our Board during the year ended December 31, 2023.
Dodd-Frank Mandated Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Lewis, our CEO. Registrants may identify the median employee once every three years unless there has been a change in their employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in pay ratio disclosure. The pay ratio included in this section is calculated in a manner consistent with Item 402(u) of Regulation S-K.
•	In 2023, we determined the median of the annual total compensation of all employees of our company (other than Mr. Lewis) for 2023 was $269,559.
•	For 2023, the annual total compensation of Mr. Lewis, as reported in the Summary Compensation Table, is $10,411,260.
Based on this information, the ratio of the median of the annual total compensation of all employees (other than Mr. Lewis) to the annual total compensation of Mr. Lewis was 1 to 38.62.
To identify the median of the annual total compensation of all of our employees (other than Mr. Lewis), as well as to determine the annual total compensation of our median employee, we took the following steps:
1.
We determined that, as of December 31, 2023, our employee population, excluding Mr. Lewis, consisted of approximately 927 individuals working either at Insmed Incorporated or one of our consolidated subsidiaries. This population consisted of our full-time, part-time, and temporary employees and, as permitted by SEC rules, excluded independent contractors or similar non-employee workers during 2023. We did not exclude any non-US employees from these calculations.

2.
To identify the “median employee” from our employee population, we compared the sum of each employee’s wages, aggregate fair value of equity awards, and target cash bonus for 2023. In doing so, we annualized the salary of all permanent employees who were hired in 2023 but did not work for us the entire fiscal year. The fair value of option awards granted during 2023 was calculated using the Black-Scholes valuation model pursuant to the assumptions described in Note 10, “Stock-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We did not make any cost-of-living adjustments in identifying the median employee.

3.
After identifying the median employee, we calculated annual total compensation for the employee using the same methodology we use for our NEOs, as set forth in the Summary Compensation Table. This process resulted in a median employee with annual total compensation of $269,559 for 2023.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratios reported by other companies may not be comparable to our pay ratio, reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
INSMED PROXY STATEMENT	73

DODD-FRANK MANDATED PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company must annually disclose in its proxy statement the relationship between Company performance and the “compensation actually paid” (“CAP”) to the Principal Executive Officer (“PEO”) and other NEOs.
The following tables and related disclosures contain information regarding PEO CAP and the average CAP to our NEOs for each of the last four years. They also provide information regarding company performance over the same periods and the relationship of CAP to company performance. For information about how the Compensation Committee seeks to align pay with performance when making compensation decisions, see “Compensation Discussion and Analysis.”
74	INSMED PROXY STATEMENT

Pay Versus Performance Table
					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO[1]	COMPENSATION ACTUALLY PAID TO PEO[2,3]	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs[4]	AVERAGE COMPENSATION ACTUALLY PAID TO NON- PEO NEOs[3,4,5]	TOTAL SHAREHOLDER RETURN[6]	PEER GROUP TOTAL SHAREHOLDER RETURN[7]	GAAP NET INCOME (LOSS) (IN THOUSANDS)
2023	$10,411,260	$17,719,035	$4,169,997	$7,124,646	$130	$115	$(749,567)
2022	$7,789,898	$4,334,915	$3,964,362	$2,740,466	$84	$111	$(481,534)
2021	$7,322,642	$2,807,467	$3,323,439	$1,870,969	$114	$125	$(434,654)
2020	$6,185,704	$12,656,157	$2,839,276	$4,418,181	$139	$126	$(294,090)
1.	Reflects compensation (as reported in the Summary Compensation Table (“SCT”)) for our Chair and CEO, Mr. Lewis, who served as our PEO in all four years.
2.	Calculated in accordance with Item 402(v)(2) of Regulation S-K. The following adjustments were made to Mr. Lewis’ total compensation as reported in the SCT for each year to determine CAP.
YEAR	SUMMARY COMPENSATION TABLE TOTAL	DEDUCTIONS FOR REPORTED GRANT DATE FAIR VALUE OF STOCK AWARDSA	DEDUCTIONS FOR REPORTED GRANT DATE FAIR VALUE OF OPTION AWARDSA	ADDITIONS FOR PAY VERSUS PERFORMANCE EQUITY ADJUSTMENTSB	COMPENSATION ACTUALLY PAID
2023	$10,411,260	$(2,206,232)	$(6,616,654)	$16,130,661	$17,719,035
2022	$7,789,898	$(1,624,982)	$(4,872,967)	$3,042,966	$4,334,915
2021	$7,322,642	$(1,499,969)	$(4,499,673)	$1,484,467	$2,807,467
2020	$6,185,704	$(1,249,986)	$(3,749,998)	$11,470,437	$12,656,157
A.	Reflects the amounts reported in the Stock Awards and Option Awards columns of the SCT in the relevant years.
B.	The pay versus performance equity adjustments reflect the aggregated sum of the following values for the respective years.
INSMED PROXY STATEMENT	75

YEAR	YEAR-END FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN THE COVERED YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE COVERED YEAR	TOTAL PAY VERSUS PERFORMANCE EQUITY ADJUSTMENTS[c]
2023	$13,669,229	$2,745,355	$(283,923)	$16,130,661
2022	$6,205,073	$(2,171,008)	$(991,099)	$3,042,966
2021	$5,178,718	$(2,774,420)	$(919,831)	$1,484,467
2020	$7,254,113	$3,693,320	523,003	$11,470,437
C.	Amounts may not sum due to rounding of underlying elements for reporting purposes.
3.
Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. RSUs are valued based on the closing stock price on the relevant measurement date. PSUs are valued with an assumed payout factor of 0%, consistent with the assumption for ASC 718 purposes. Stock options are valued using a Black-Scholes model as at the relevant measurement dates.

4.	Reflects compensation for the following non-PEO NEOs:
2022 and 2023: Ms. Bonstein, Mr. Adsett, Dr. Flammer, and Mr. Wise
2021: Ms. Bonstein, Mr. Adsett, Dr. Flammer, Ms. Schaeffer, and Ms. Pellizzari
2020: Ms. Bonstein, Mr. Adsett, Dr. Flammer, Ms. Pellizzari, and Mr. Goll
5.
Average CAP for the non-PEO NEOs has been calculated in accordance with Item 402(v)(2) of Regulation S-K. The following adjustments were made to average SCT total compensation for each year to determine average CAP.

YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL	DEDUCTIONS FOR AVERAGE REPORTED GRANT DATE FAIR VALUE OF STOCK AWARDSA	DEDUCTIONS FOR AVERAGE REPORTED GRANT DATE FAIR VALUE OF OPTION AWARDSA	ADDITIONS FOR AVERAGE PAY VERSUS PERFORMANCE EQUITY ADJUSTMENTSB	AVERAGE COMPENSATION ACTUALLY PAID
2023	$4,169,997	$(978,097)	$(2,296,135)	$6,228,880	$7,124,646
2022	$3,964,362	$(765,603)	$(2,425,635)	$1,967,342	$2,740,466
2021	$3,323,439	$(662,479)	$(1,987,359)	$1,197,368	$1,870,969
2020	$2,839,276	$(324,990)	$(1,779,836)	$3,683,731	$4,418,181
A.	Reflects the average amounts reported in the Stock Awards and Option Awards columns of the SCT in the relevant years.
B.	The pay versus performance equity adjustments reflect the aggregated sum of the following values for the respective years.
76	INSMED PROXY STATEMENT

YEAR	AVERAGE YEAR-END FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN THE COVERED YEAR	AVERAGE YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	AVERAGE YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE COVERED YEAR	TOTAL PAY VERSUS PERFORMANCE EQUITY ADJUSTMENTSC
2023	$5,088,247	$1,245,859	$(105,226)	$6,228,880
2022	$3,073,419	$(725,458)	$(380,618)	$1,967,342
2021	$2,293,306	$(852,103)	$(243,835)	$1,197,368
2020	$2,962,880	$630,498	$90,353	$3,683,731
C.	Amounts may not sum due to rounding of underlying elements for reporting purposes.
6.	Total shareholder return is the only financial performance measure that is currently, and was through the years presented in the table, used in incentive plans to link CAP to Company performance.
7.	The Nasdaq Biotechnology Index is the selected Peer Group for TSR comparisons as included on the total return chart included on our Annual Report on Form 10-K for each reported year.
INSMED PROXY STATEMENT	77

Compensation Actually Paid Versus Company Performance
The following graph visually describes the relationship between CAP to our PEO and the average CAP to our non-PEO NEOs, to the cumulative TSR of Insmed. In addition, it compares the cumulative TSR of Insmed to our selected peer group, the Nasdaq Biotechnology Index.

Compensation Actually Paid versus Total Shareholder Return
Indexed Total Shareholder Return
Compensation Actually Paid ($mm)
$160
$140
$120
$100
$80
$60
$40
$20
$0
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2019
2020
2021
2022
2023
CAP - PEO
CAP - Other NEOs
Company TSR
Peer TSR

The following graph visually describes the relationship between CAP to our PEO and the average CAP to our non-PEO NEOs, to GAAP net income (loss). Insmed does not consider GAAP net income (loss) as a relevant measure for determining our executive compensation given the lifecycle stage of our company. The movement in CAP across the four-year time horizon does not move meaningfully or deliberately in relation to the reported GAAP net income (loss).

Compensation Actually Paid versus GAAP Net Income (Loss)
GAAP Net Income (Loss) ($mm)
$0
-$100
-$200
-$300
-$400
-$500
-$600
-$700
-$800
Compensation Actually Paid ($mm)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
2023
CAP - PEO
CAP - Other NEOs
Net Income

78	INSMED PROXY STATEMENT

Tabular List of Company Performance Measures
As further described in our CD&A, we believe that the compensation opportunities for our NEOs should be predominantly variable with a significant portion in the form of short-term and long-term incentives. Given the current life-cycle stage of Insmed, financial measures do not feature meaningfully in our incentive plan design, which instead focuses on pipeline progress across our four pillars and stock price performance. For the fiscal year ending December 31, 2023, the only financial performance measure used to link CAP to our NEOs to company performance was total shareholder return. Total shareholder return will be used on a relative basis to assess performance in respect of the 2022 PSU awards, which currently remain unvested and outstanding, at the conclusion of the performance period. As a result of total shareholder return already being included in the pay versus performance table, no company-selected measure is reported.
TABULAR LIST OF MOST IMPORTANT MEASURES
(1)	Total Shareholder Return
INSMED PROXY STATEMENT	79

Director Compensation
Our Board determines the compensation of our non-employee directors based in part on recommendations made by the Compensation Committee. Based on data and advice provided by their independent consultant WTW, the Compensation Committee evaluates the form and amount of compensation for non-employee directors annually and recommends changes to our Board when appropriate. Our Board is currently compensated through a combination of cash retainers and equity awards in the form of RSUs. Our approach to Board compensation is intended to align our non-employee director compensation practices with the interests of our shareholders. This is achieved through setting compensation levels and practices informed by market median practices, using the same compensation peer group that is considered for our NEOs. In addition, we have share ownership guidelines in place for our non-employee directors, with a target share ownership of three times the amount of each director’s annual retainer that should be achieved within five years after the adoption of the guidelines or first appointment to the Board, whichever is later. As of the Record Date, all of our non-employee directors who had been on the Board for at least five years exceeded the share ownership guidelines. Mr. Lewis is a director and an executive officer of the Company. He receives no additional compensation for serving on the Board. Our share ownership guidelines for Mr. Lewis are described under “Compensation Discussion and Analysis—Corporate Governance Perspectives on our Executive Compensation Program” above. No other director is an employee of the Company.
Fees Earned or Paid in Cash
Our non-employee directors are paid quarterly retainer fees for their service on the Board. Our non-employee directors are not compensated for attending individual meetings of the Board on a per-meeting basis. During 2023, each non-employee director was paid a retainer totaling $50,000 annually. Mr. Brennan, the Lead Independent Director, was paid an additional retainer totaling $25,000. The Chair of the Nominations and Governance Committee was paid an additional annual fee of $10,000; the Chair of the Compensation Committee was paid an additional annual fee of $20,000; the Chair of the Audit Committee was paid an additional annual fee of $20,000; and the Chair of the Science and Technology Committee was paid an additional annual fee of $15,000. Annual retainer fees for non-chair committee members were paid as follows: members of the Nominations and Governance Committee, $5,000; members of the Compensation Committee, $10,000; members of the Audit Committee, $10,000; and members of the Science and Technology Committee, $7,500.
Grant of Restricted Stock Units
On May 11, 2023 each non-employee director received an annual equity-based grant with a grant date fair value of approximately $250,000 in the form of RSUs. The RSUs vest on the first anniversary of the date of the award, provided that the director attends at least 75% of the meetings of the Board during the year in which the award is made.
Other
We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings. We also provide director and officer insurance for all directors.
The following table sets forth a summary of the compensation we paid to our non-employee directors for their services as a director in 2023.
80	INSMED PROXY STATEMENT

To improve readability, only the columns “Fees Earned or Paid in Cash,” “Stock Awards,” and “Total” have been included in the table. All other columns have been removed as there is no reportable information with respect to those compensation items.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)123	TOTAL ($)
Alfred F. Altomari	70,000	250,000	320,000
Elizabeth M. Anderson	60,000	250,000	310,000
David R. Brennan	95,000	250,000	345,000
Clarissa Desjardins, Ph.D.	65,000	250,000	315,000
Leo Lee	67,500	250,000	317,500
David W.J. McGirr	70,000	250,000	320,000
Carol A. Schafer	65,000	250,000	315,000
Melvin Sharoky, M.D.	62,500	250,000	312,500
1.	Amounts in this column reflect grant date fair values of stock awards granted during 2023, calculated in accordance with FASB ASC Topic 718.
2.	Each of our non-employee directors, received a grant of 13,192 RSUs in May 2023. As of December 31, 2023, each of our non-employee directors held 13,192 RSUs.
3.	No option awards were granted to our directors in 2023. None of our non-employee directors held options as of December 31, 2023.
INSMED PROXY STATEMENT	81

Proposal No. 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Information Relative to Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2024. Shareholder ratification of the appointment of our independent registered public accounting firm is not required under Virginia law, our Articles of Incorporation or our Bylaws. However, the Board is submitting the appointment of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. A representative of Ernst & Young is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
The principal function of Ernst & Young is to audit our consolidated financial statements and attest on the effectiveness of our internal control over financial reporting and, in connection with these audits, to review certain related filings submitted to the SEC and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two years for professional services rendered by Ernst & Young, as well as information relating to the Audit Committee’s pre-approval policies and procedures, are detailed under “Audit Committee Report and Independent Auditor Fees.”
Vote Required for Approval of this Proposal
Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome. If your shares are held in street name, your broker or agent has discretionary authority to vote shares held through it in the absence of your instruction regarding how your shares should be voted.
In the event that this proposal is not approved, the Audit Committee plans to consider the vote and the reasons therefore in future decisions on the selection of our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.
Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.
82	INSMED PROXY STATEMENT

Proposal No. 4
APPROVAL OF AMENDMENT NO. 1 TO THE INSMED INCORPORATED AMENDED AND RESTATED 2019 INCENTIVE PLAN
At the 2023 Annual Meeting of Shareholders, the Amended and Restated 2019 Incentive Plan (the “Amended and Restated 2019 Incentive Plan”) was approved by our shareholders. The Board of Directors adopted on March 26, 2024, subject to shareholder approval, Amendment No. 1 to the Amended and Restated 2019 Incentive Plan (“Amendment No. 1 to the Amended and Restated 2019 Incentive Plan”), which provides for the issuance of 3,000,000 additional shares of Common Stock under the Amended and Restated 2019 Incentive Plan. No other changes to the Amended and Restated 2019 Incentive Plan are proposed or recommended. Amendment No. 1 to the Amended and Restated 2019 Incentive Plan is attached hereto as Appendix A.
Background and Purpose
If Amendment No. 1 to the Amended and Restated 2019 Incentive Plan is not approved, we will have remaining only 4,681,992 shares available for future grant under the Amended and Restated 2019 Incentive Plan (plus any shares that might be returned to the Amended and Restated 2019 Incentive Plan as a result of future cancellations, terminations, expirations, forfeitures, and lapses), based on awards outstanding as of the Record Date, and thereafter we will have limited ability to grant additional equity incentives under the Amended and Restated 2019 Incentive Plan. Among other activities, we continue to focus on the successful commercialization of ARIKAYCE in the US, Europe and Japan for appropriate patients, continue to advance the post-approval confirmatory clinical trial program for ARIKAYCE, through the ENCORE trial, and continue to advance the ASPEN trial of brensocatib and pre-commercialization activities and, if the trial is successful, seek regulatory approval for brensocatib. We expect these activities to result in continued increases in our employee headcount. To ensure that we have sufficient equity plan capacity to compensate and incentivize our employees as we undertake these activities, the Board adopted Amendment No. 1 to the Amended and Restated 2019 Incentive Plan and strongly recommends that our shareholders approve Amendment No. 1 to the Amended and Restated 2019 Incentive Plan.
Equity-based compensation is a vital part of our compensation program for our employees, including our NEOs, and our non-employee directors. We believe equity-based compensation creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our employees and directors with those of our shareholders. We have traditionally granted stock options to new hires in connection with their commencement of employment and stock options, as well as other forms of equity-based compensation, to key employees as part of their ongoing compensation packages. In 2018, we began granting RSUs to our employees. In 2022, we began granting PSUs to our executive officers and other key employees. We believe that providing these equity awards incentivizes employees, including management, to create long term shareholder value and aids in retention efforts, as awards generally vest over a number of years. In addition, we grant RSUs to non-employee directors annually as part of their compensation for service on the Board.
The Board currently intends that the additional 3,000,000 shares requested under Amendment No. 1 to the Amended and Restated 2019 Incentive Plan, in addition to the 4,681,992 shares available for future grant under the Amended and Restated 2019 Incentive Plan (plus any shares that might be returned to the Amended and Restated 2019 Incentive Plan as a result of future cancellations, terminations, expirations, forfeitures and lapses), will be sufficient to fund the Company’s annual stock option and RSU grants to current employees, PSU grants to our executive officers and other current key employees, as well as equity grants to new hires for up to two years, which it believes appropriate taking into account the Company’s planned growth. Upon a review of the remaining shares available for grant under our Amended and Restated 2019 Incentive Plan and the anticipated need for future equity
INSMED PROXY STATEMENT	83

Proposal No. 4
award issuances, the Board approved Amendment No. 1 to the Amended and Restated 2019 Incentive Plan and the share pool authorized for issuance thereunder to ensure that we have sufficient equity plan capacity to continue to provide our eligible employees and directors with appropriate equity-based incentives.
Key Considerations for Requesting Additional Shares
In determining the number of shares to be authorized under Amendment No. 1 to the Amended and Restated 2019 Incentive Plan, the Board considered the following principal factors:
•
Number of Shares Available for Grant under Existing Plan: As of the Record Date, 4,681,992 shares remained available for issuance under the Amended and Restated 2019 Incentive Plan. There were no shares available to grant under prior incentive plans.

•
Number of Outstanding Awards Under All Plans: As of the Record Date, there were 24,138,277 outstanding stock options, which had a weighted average exercise price of $22.22 and a weighted average remaining contractual life of 7.17 years, there were 3,067,219 RSU awards outstanding, and there were 266,550 PSU awards outstanding at the target level (666,382 PSU awards at the maximum level).

•
Burn Rate: Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding shares. For 2023, 2022, and 2021, our burn rate was 4.72%, 4.10%, and 3.27%, respectively, resulting in an average annual burn rate of 4.03% over a three-year period. The rates were calculated by dividing the number of shares subject to awards granted during the year (value-adjusted basis) by the weighted average number of shares outstanding during the year.

Plan Benefits
Awards under the Amended and Restated 2019 Incentive Plan, as amended by Amendment No. 1 to the Amended and Restated 2019 Incentive Plan, are discretionary and the administrator has not yet determined to whom future awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals. Information about awards granted to our NEOs and directors during 2023 can be found under the heading “Compensation Discussion and Analysis—2023 Grants of Plan-Based Awards” and “Director Compensation—Grant of Restricted Stock Units,” respectively. During 2023, awards covering 2,056,055 plan shares of Common Stock were granted to our executive officers, awards covering 131,920 plan shares were granted to our non-employee directors and awards covering 4,207,143 plan shares were granted to our other employees.
Amended and Restated 2019 Incentive Plan Summary
The following is a description of the material features of the Amended and Restated 2019 Incentive Plan. The following discussion is qualified in all respects by reference to the full text of the Amended and Restated 2019 Incentive Plan, attached as Appendix A to our 2023 Proxy Statement. The term “employees” in the following discussion is used to refer to officers and directors and other employees of the Company and its affiliates, where applicable.
Purpose and Eligibility
The purpose of the Amended and Restated 2019 Incentive Plan is to advance the interests of the Company by aligning the individual interests of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, with the interests of Company shareholders, and by providing such individuals with an incentive to continue working toward and contributing to the success and progress of the Company. Employees of the Company and its affiliates, members of the Board, and other non-employee advisors or service providers are eligible to be considered for the grant of awards under the Amended and
84	INSMED PROXY STATEMENT

Proposal No. 4
Restated 2019 Incentive Plan. As of the Record Date, approximately eight non-employee directors, seven executive officers and 945 other employees of the Company were so eligible.
Shares Subject to the Amended and Restated 2019 Incentive Plan and to Awards
If Amendment No. 1 to the Amended and Restated 2019 Incentive Plan is approved, the maximum number of shares of Common Stock authorized under the Amended and Restated 2019 Incentive Plan is 27,250,000, including the 3,000,000 shares that would be added by Amendment No. 1 to the Amended and Restated 2019 Incentive Plan, plus any shares of Common Stock subject to outstanding awards under the Amended and Restated 2019 Incentive Plan, 2017 Incentive Plan, the 2015 Incentive Plan or the 2013 Incentive Plan, as of May 16, 2019 (the effective date of the 2019 Incentive Plan), that, after such date, are canceled, terminate unearned, expire, are forfeited or lapse for any reason, or are settled in cash without the delivery of shares. Shares of Common Stock issued under the Amended and Restated 2019 Incentive Plan may either be authorized and unissued shares or previously issued shares acquired by the Company, including shares purchased in the open market. The number of shares of Common Stock available for issuance under the Amended and Restated 2019 Incentive Plan will be reduced by (i) one share for each share of Common Stock subject to a stock option or stock appreciation right (“SAR”) with an exercise or strike price of at least 100% of the fair market value of the underlying Common Stock on the date of grant, and (ii) 1.45 shares for each share of Common Stock subject to a full value award (e.g., restricted stock or RSUs (including PSUs)).
The number of shares of Common Stock available for issuance under the Amended and Restated 2019 Incentive Plan will be increased to the extent that an award under the Amended and Restated 2019 Incentive Plan (or any award under the 2017 Incentive Plan, the 2015 Incentive Plan or the 2013 Incentive Plan that is outstanding as of May 16, 2019 (the effective date of the 2019 Incentive Plan)) is canceled, terminates unearned, expires, is forfeited, or lapses for any reason, or such an award is settled in cash without the delivery of shares to a participant, such that any shares of Common Stock subject to any such award will again be available for the grant of an award pursuant to the Amended and Restated 2019 Incentive Plan. Shares will not again be available for issuance under the plan if they are tendered in payment of an option exercise price or delivered or withheld to satisfy any tax withholding obligation. Additionally, shares covered by a stock-settled SAR that are not issued upon full settlement will also not again be available for issuance under the plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards under the Amended and Restated 2019 Incentive Plan will not be counted against the shares available for issuance under the Amended and Restated 2019 Incentive Plan. Any shares of Common Stock with respect to awards issued under the Amended and Restated 2019 Incentive Plan (or an award issued under the 2017 Incentive Plan, the 2015 Incentive Plan, or the 2013 Incentive Plan) that again become available for future grants will be added back to the share pool (i) as one share for each share of Common Stock subject to a stock option or SAR, and (ii) as 1.45 shares for each share of Common Stock subject to a full value award, provided, that awards issued under the 2017 Incentive Plan, the 2015 Incentive Plan, or the 2013 Incentive Plan will be considered full-value awards if they would have been full-value awards if issued under the Amended and Restated 2019 Incentive Plan and added back to the share pool as one share in all other cases.
If Amendment No. 1 to the Amended and Restated 2019 Incentive Plan is approved, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the Amended and Restated 2019 Incentive Plan will not exceed 27,250,000, including the 3,000,000 that are added by Amendment No. 1 to the Amended and Restated 2019 Incentive Plan.
Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines will not reduce the shares authorized for issuance under the Amended and Restated 2019 Incentive Plan. In addition, in the event that a company acquired by the Company, or with which the Company combines, has shares available under a shareholder-approved, pre-existing equity compensation
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plan, not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to such pre-existing plan (as adjusted in connection with such acquisition or combination) may be used for awards under the Amended and Restated 2019 Incentive Plan and will not reduce the shares authorized for issuance under the Amended and Restated 2019 Incentive Plan, provided that the awards using such available shares will not be made after the last day awards could have been made under the terms of the pre-existing plan absent the acquisition or combination and will not be granted to individuals who were employed by the Company or its subsidiaries at the time the acquisition or combination was consummated.
Administration
The Amended and Restated 2019 Incentive Plan is administered by the Compensation Committee, or, in the absence of the Compensation Committee, the Board itself. Any power of the administrator may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the administrator, the Board action will control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the Amended and Restated 2019 Incentive Plan; provided, however, that such authorization must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority, and provided further that in no event may an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the individuals who are subject to Section 16 of the Exchange Act or report directly to such officer. Additionally, no such officer may grant any awards to himself or herself. The administrator may also delegate any or all aspects of the day-to-day administration of the Amended and Restated 2019 Incentive Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.
Subject to the provisions of the Amended and Restated 2019 Incentive Plan, the administrator has the authority to select the participants to receive awards and to grant such awards and to determine the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement of performance conditions. All decisions, determinations and interpretations by the administrator are final and binding on all participants and all other persons holding or claiming rights under the plan or any award granted thereunder.
Awards
The Amended and Restated 2019 Incentive Plan authorizes the grant of awards of stock options, SARs, restricted stock, and RSUs. Any award may be subject to performance conditions as determined by the administrator. The terms of awards will be determined by the administrator and set forth in an award agreement. The terms of any awards may vary among participants. Subject to the provisions of the Amended and Restated 2019 Incentive Plan, the administrator will specify before, at or after the time of grant the provisions governing the effects upon an award of a separation from service or other termination of service. Unless otherwise provided in an award agreement or another agreement, including an employment agreement, unvested awards will be forfeited immediately if a participant terminates his or her employment with the Company for any reason. Participants will not have any rights as a shareholder with respect to shares covered by an award until the date the participant becomes the holder of record of such shares. Awards granted under the plan are subject to a minimum vesting period of one year, except in the case of substitute awards issued in connection with acquisitions or awards that vest in connection with the participant’s death or disability. Additionally, the administrator has the authority to grant awards covering up to 5% of the plan’s share pool that are not subject to this minimum vesting requirement. With respect to awards that entitle a participant to dividends or dividend equivalents, in no event may such dividends or dividend equivalents, if any, be paid to the participant prior to the vesting of the portion of the award to which such dividends or dividend equivalents relate. The administrator may not accelerate the vesting or exercisability of all or any portion of an award
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following the grant date of such award unless (i) explicitly provided under the terms of an award agreement (subject to the minimum vesting requirement), (ii) explicitly provided under the terms of an employment or service agreement, or (iii) in connection with a change in control or a grantee’s death or disability.
Stock Options. Stock options granted under the Amended and Restated 2019 Incentive Plan may be either non-qualified stock options or ISOs under Section 422 of the Code. The exercise price of any stock option granted, other than substitute awards, may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant (provided that the exercise price of an ISO granted to a participant who owns stock possessing more than 10 percent of the combined voting power of all classes of the Company’s stock (a “10% Shareholder”) will be at least 110% of the fair market value on such date). The option exercise price is payable in cash or such other method as determined by the administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise. Vesting may be based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of a stock option will in no event be greater than ten years (or, for an ISO granted to a 10% Shareholder, five years), provided that the term of a non-qualified stock option will be automatically extended if, at the time of its scheduled expiration, the participant holding such option is prohibited by law or by the Company’s insider trading policy from exercising such option. Any such extension will expire on the 30th day following the date such prohibition no longer applies.
Other than in connection with a change in the Company’s capitalization, at any time when the exercise price of an option is above the fair market value of a share of Common Stock, the Company may not, without shareholder approval: (i) reduce the exercise price of such option, (ii) exchange such option for cash, another award, or a new option or SAR with a lower exercise price, or (iii) otherwise reprice such option. Options may not be granted under the Amended and Restated 2019 Incentive Plan in consideration for, and will not be conditioned upon the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under, any other option. Holders of a stock option will have no voting rights or rights to receive dividends or dividend equivalents with respect to their stock option until they become the holder of record of the underlying shares.
As of the Record Date, the fair market value of a share of our Common Stock, determined by the last reported sale price per share on that date as quoted on the Nasdaq Global Select Market, was $27.31.
Restricted Stock and Restricted Stock Units. The grant, issuance, retention, vesting, and/or settlement of any restricted stock or RSU award will occur at such time and be subject to such terms and conditions as determined by the administrator or under conditions established by the administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Participants who receive restricted stock will be entitled to receive all dividends and other distributions paid with respect to those shares unless determined otherwise by the administrator.
The administrator will determine whether such dividends or distributions will be automatically reinvested in additional restricted stock and/or subject to the same restrictions as the underlying restricted stock, or whether such dividends or distributions will be paid in cash. Unless otherwise set forth in the award agreement, prior to the time shares are issued to a participant under an RSU, the Company will pay or accrue dividend equivalents on each date that dividends are paid, and such dividend equivalents will be paid at the time specified in the award agreement. As described above, no dividends or dividend equivalents may be paid in cash or shares (other than shares subject to the same restrictions as the associated restricted stock) with respect to an award of restricted stock or RSUs prior to the vesting of the
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portion of the award to which such dividends or dividend equivalents relate. Unless otherwise determined by the administrator, participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the period of restriction. Participants holding RSUs will not have voting rights with respect to the underlying shares until they become the holder of record of the underlying shares.
Stock Appreciation Rights. A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the aggregate market price of a specified number of shares of Common Stock at the time of the exercise over the exercise price of the right. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The exercise price may not be less than the fair market value of a share of our Common Stock on the date of grant. A SAR granted in tandem with a stock option will have an exercise price equal to the exercise price of the stock option to which it relates, as well as the same term (including any extensions thereof) of the stock option to which it relates. The administrator will determine the vesting requirements and the payment and other terms of a SAR, including the effect of termination of service of a participant. Vesting may be based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Other than in connection with a change in the Company’s capitalization, at any time when the exercise price of a SAR is above the fair market value of a share of Common Stock, the Company may not, without shareholder approval: (i) reduce the exercise price of such SAR, (ii) exchange such SAR for cash, another award, or a new option or SAR with a lower exercise price, or (iii) otherwise reprice such SAR. Holders of a SAR will have no voting rights or rights to receive dividends or dividend equivalents with respect to their SAR until they become the holder of record of the underlying shares.
Adjustment and Change in Control
The number and kind of shares of Common Stock available for issuance (including under any awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in the Amended and Restated 2019 Incentive Plan, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares available under the Amended and Restated 2019 Incentive Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of the amount distributed to the Company’s security holders. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards. No fractional shares of Common Stock will be issued pursuant to such an adjustment. In the event there is any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock will have been changed, or for which it will have been exchanged, by reason of a change in control, other merger, consolidation or otherwise, then the administrator will determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different awards or different types of awards. In addition, in the event of such change, the administrator may accelerate the time or times at which any award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.
Unless otherwise expressly provided for in an award agreement or another agreement, including an employment agreement, in the event of a change in control, unless provision is made in connection with the
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change in control for (i) assumption of awards previously granted or (ii) substitution for such awards, or unless the administrator exercises the discretion to cancel outstanding awards in exchange for cash and/or other consideration as described further below, (A) the administrator will make an adjustment to any or all awards as the administrator deems appropriate to reflect such change in control or (B) (1) in the case of an option or SAR, the participant will have the ability to exercise such option or SAR, including any portion of the option or SAR not previously exercisable, and the unexercised portion of such option or SAR will be cancelled upon on the consummation of the change in control; (2) in the case of an award subject to performance conditions, the participant will have the right to receive a payment based on performance through a date determined by the administrator prior to the change in control (unless such performance cannot be determined, in which case the participant will have the right to receive a payment equal to the target amount payable); and (3) in the case of outstanding restricted stock and/or RSUs not subject to performance conditions, all conditions to the grant, issuance, retention, vesting, or transferability of, or any other restrictions applicable to, such award will immediately lapse. The administrator is not required to treat all participants, all awards, all awards held by a participant, all portions of a single award, or all awards of the same type identically.
In the event of a change in control, the administrator may in its discretion provide that outstanding awards, whether vested or unvested, will be cancelled in exchange for cash and/or other consideration with a value equal to (i) for awards other than options or SARs, the fair market value of the shares of Common Stock underlying such award on the date of such change in control or (ii) for options or SARs, the excess, if any, of the fair market value of the shares of Common Stock underlying such award on the date of such change in control over the aggregate exercise price. However, if the fair market value of a share of Common Stock on such date does not exceed the per share exercise price of the option or SAR, the administrator may cancel the option or SAR for no consideration.
Unless otherwise expressly provided for in an award agreement or another agreement, including an employment agreement, or under the terms of a transaction constituting a change in control, the following will occur upon a participant’s involuntary termination of employment or other service within 24 months following a change in control, provided that such termination does not result from disability, cause, or gross misconduct: (i) in the case of an option or SAR, the participant will have the ability to exercise such option or SAR, including any portion of the option or SAR not previously exercisable, and the option or SAR will remain exercisable for a period of three years following such termination (or until expiration, if earlier), (ii) in the case of an award subject to performance conditions, the participant will have the right to receive a payment based on performance through a date determined by the administrator prior to the change in control (unless such performance cannot be determined, in which case the participant will have the right to receive a payment equal to the target amount payable), and (iii) in the case of outstanding restricted stock and/or RSUs not subject to performance conditions, all conditions to the grant, issuance, retention, vesting, or transferability of, or any other restrictions applicable to, such award will immediately lapse.
Transferability
No award may be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution; provided, however, that a participant may, with the prior approval of the Company’s Chief Legal Officer or Chief Financial Officer or one of their designees (provided that no such person may approve a transfer by such person), transfer an award, other than an ISO, for no consideration, to a family member (as defined in the General Instructions to Form S-8 under the Securities Act of 1933), in each case, with respect to whom such award or the exercise thereof (as applicable) is covered by an effective registration statement under the Securities Act of 1933 (collectively, the “Permitted Transferees”). Any award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the participant. During the participant’s lifetime, each option or SAR shall be exercisable only by the participant or
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by his or her Permitted Transferee to whom such options or SARs have been transferred during the participant’s lifetime and, after the participant’s death, with respect to outstanding options, by beneficiaries of the participant, by any such Permitted Transferee or as permitted by the administrator.
Duration of the Amended and Restated 2019 Incentive Plan
Awards may not be granted under the Amended and Restated 2019 Incentive Plan after the tenth anniversary of the adoption by the Board of the 2019 Incentive Plan, which is April 3, 2029. Notwithstanding the foregoing, the Amended and Restated 2019 Incentive Plan may be terminated at such earlier time as the Board may determine. Termination of the Amended and Restated 2019 Incentive Plan will not affect the rights and obligations of the participants and the Company arising under awards granted prior to such termination.
Amendment and Termination
Subject to limitations imposed by law, the Board may amend or terminate the Amended and Restated 2019 Incentive Plan at any time and the administrator may amend or alter any agreement or other document evidencing an award made under the Amended and Restated 2019 Incentive Plan. However, no such amendment may deprive the recipient of an award previously granted under the Amended and Restated 2019 Incentive Plan of any rights thereunder without his or her consent, unless the administrator determines that the amendment (i) is required or advisable to satisfy any law or regulation or avoid adverse financial accounting consequences, or (ii) is not reasonably likely to significantly diminish the benefits provided under the award, or that any diminishment has been adequately compensated. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Company:
a.	increase the maximum number of shares of Common Stock for which awards may be granted under the Amended and Restated 2019 Incentive Plan;
b.	reduce the price at which options may be granted below the price provided for in the Amended and Restated 2019 Incentive Plan;
c.	reprice outstanding options or SARs;
d.	extend the term of the Amended and Restated 2019 Incentive Plan;
e.	change the class of persons eligible to be participants; or
f.
otherwise amend the Amended and Restated 2019 Incentive Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed, or quoted.

Recoupment Policy
Participants and/or awards under the plan, including shares of Common Stock subject to an award, are subject to any applicable recovery, recoupment, clawback, and/or other forfeiture policies maintained by the Company from time to time in accordance with the provisions of such policies.
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FEDERAL INCOME TAX TREATMENT
The following discussion summarizes the material U.S. federal income tax consequences to the Company and the participants in connection with the Amended and Restated 2019 Incentive Plan under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual participant. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local, or foreign tax laws.
Nonqualified Options
An employee will not recognize any income upon receipt of a nonqualified stock option, and the Company will not be entitled to a deduction for federal income tax purposes at the time of grant. Ordinary income will be realized by the holder at the time the nonqualified stock option is exercised and the shares are transferred to the employee. The amount of such taxable income, in the case of a nonqualified stock option, will be the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will generally be entitled to a tax deduction in an amount equal to the ordinary income that an employee recognizes upon exercise.
Incentive Stock Options
An employee who receives an ISO will not recognize any income for federal income tax purposes upon receipt of the ISO, and the Company will not realize a deduction for federal income tax purposes. The holder generally will not be taxed upon exercise, but the excess, if any, of the fair market value of the stock on the date of exercise over the option exercise price may subject the holder to the alternative minimum tax. If the holder does not dispose of the ISO shares within two years from the date the option was granted or within one year after the shares were transferred to him on exercise of the option, then that portion of the gain on the sale of the shares that is equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. The Company will not be entitled to a deduction either at the time the employee exercises the ISO or subsequently sells the ISO shares. However, if the employee sells the ISO shares within two years after the date the ISO is granted or within one year after the date the ISO is exercised, then the sale is considered a disqualifying sale, and the spread on exercise will be taxed as ordinary income. The balance of the gain will be treated as long- or short-term capital gain depending on the length of time the employee held the stock. If the shares decline in value after the date of exercise, the compensation income will be limited to the difference between the sale price and the amount paid for the shares. The tax will be imposed in the year the disqualifying sale is made. The Company will be entitled to a deduction equal to the ordinary income recognized by the employee.
With respect to both nonqualified stock options and ISOs, special rules apply if an employee uses shares already held by the employee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the employee.
Restricted Stock
Employees receiving restricted stock will not recognize any income upon receipt of the restricted stock. Ordinary income will be realized by the holder at the time that the restrictions on transfer are removed or expire. The amount of ordinary income will be equal to the fair market value of the shares on the date that the restrictions on transfer are removed or expire. The Company will be entitled to a deduction at the same time and in the same amount as the ordinary income the employee is deemed to have realized. However, no later than 30 days after an employee receives the restricted stock, the employee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that
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the election is made in a timely manner, when the restrictions on the shares lapse, the employee will not recognize any additional income. If the employee forfeits the shares to the Company, the employee may not claim a deduction with respect to the income recognized as a result of the election.
Generally, when an employee disposes of shares acquired under the Amended and Restated 2019 Incentive Plan, the difference between the sales price and his or her basis in such shares will be treated as long- or short-term capital gain or loss depending upon the holding period for the shares.
Restricted Stock Units
Employees who are granted RSUs do not recognize income at the time of the grant. When the award vests or is paid, participants recognize ordinary income in an amount equal to the fair market value of the units at such time, and the Company will receive a corresponding tax deduction.
Stock Appreciation Rights
Upon exercise of a SAR, an employee will recognize taxable income in the amount of the cash received. An employee who receives unrestricted shares upon exercise of a SAR will recognize ordinary income in the year of exercise equal to the fair market value of the shares received. In either case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the employee.
Potential Limitation on Deductions
Section 162(m) of the Code places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to each of the Company’s “covered employees.” The definition of “covered employee” includes anyone who was the Company’s CEO or CFO at any time during the year, as well as the Company’s three other most highly compensated executive officers during the year, and any such individual who is or became a covered employee after December 31, 2016 will always be treated as a covered employee, even after termination of employment. For taxable years beginning after December 31, 2026, the definition of “covered employee” will also include the employees who are among the five highest compensated employees for the applicable taxable year other than the Company’s CEO, CFO, or three other most highly compensated executive officers for such year. Accordingly, awards granted to the Company’s covered employees under the Amended and Restated 2019 Incentive Plan may not be fully deductible.
Federal Income Tax Consequences to the Company
To the extent that a recipient recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Tax Withholding
To the extent required by applicable federal, state, local or foreign law or practice, a participant will be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of the award.
Section 409A
Section 409A of the Code applies to any awards under the Amended and Restated 2019 Incentive Plan that are deemed to be deferred compensation. If the requirements of Section 409A of the Code are not met, the recipient may be required to include deferred compensation in taxable income, and additional taxes and interest may be assessed on such amounts. If any awards are subject to Section 409A of the Code, we intend to have the awards comply with Section 409A of the Code.
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Equity Compensation Plan Information
In 2023, we made stock-based awards from our Amended and Restated 2019 Incentive Plan, and have outstanding grants under our 2017 Incentive Plan, 2015 Incentive Plan, and 2013 Incentive Plan (together with the 2019 Incentive Plan, 2017 Incentive Plan, and the 2015 Incentive Plan, the “Plans”).
The Amended and Restated 2019 Incentive Plan was adopted by the Board and approved by our shareholders on May 11, 2023. Under the terms of the Amended and Restated 2019 Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), performance options/shares and other stock awards, such as RSUs.
The following table presents information as of December 31, 2023 with respect to the Plans and inducement grants of stock options we made in connection with the hiring of various employees.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS AND RIGHTS[1]	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plans Approved by Shareholders:
Amended and Restated 2019 Incentive Plan[2]	15,489,386	$22.48	7,180,171
2017 Incentive Plan[3]	2,497,197	$18.39	—
2015 Incentive Plan[4]	2,067,510	$15.84	—
2013 Stock Incentive Plan[5]	412,429	$16.75	—
Equity Compensation Plans Not Approved by Shareholders:
Individual Compensation Arrangements[7]	5,462,723	$23.56	—
Total	25,929,245
1.	Does not include outstanding RSUs or PSUs, which do not require the payment of any exercise price upon their vesting.
2.	Represents shares of Common Stock issuable upon the exercise of outstanding stock options and vesting of outstanding RSUs and PSUs granted under our Amended and Restated 2019 Incentive Plan.
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3.
Represents shares of Common Stock issuable upon the exercise of outstanding stock options and vesting of outstanding RSUs granted under our 2017 Incentive Plan. To the extent that awards granted under the 2017 Incentive Plan terminate unearned, expire, or are canceled, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the Amended and Restated 2019 Incentive Plan.

4.
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2015 Incentive Plan. To the extent that awards granted under the 2015 Incentive Plan terminate unearned, expire, or are canceled, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the Amended and Restated 2019 Incentive Plan.

5.
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2013 Stock Incentive Plan. To the extent that awards granted under the 2013 Incentive Plan terminate unearned, expire, or are canceled or, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the Amended and Restated 2019 Incentive Plan.

6.
Represents outstanding inducement grants of stock options we made in connection with the hiring of various employees. The vesting schedule for the shares of Common Stock subject to these options is 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

Vote Required for Approval of this Proposal
Approval of Amendment No. 1 to the Amended and Restated 2019 Incentive Plan requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.
Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENT NO. 1 TO THE AMENDED AND RESTATED 2019 INCENTIVE PLAN.
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Proposals for 2025 Annual Meeting
Shareholder proposals intended for inclusion in our proxy statement for the 2025 Annual Meeting of Shareholders must be received at our offices no later than the close of business on December 5, 2024. All such proposals must comply with Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey 08807.
Under our Bylaws, any shareholder (as defined in our Bylaws) who wishes to present other business or nominate a director candidate at the 2025 Annual Meeting of Shareholders must give timely written notice of any such business or nomination to our Corporate Secretary in advance of the meeting. Such written notice must comply with the requirements in our Bylaws and must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary at the address given above no later than 120 days nor more than 150 days before the anniversary of the immediately preceding year’s annual meeting. Accordingly, for the 2025 Annual Meeting of Shareholders, our Corporate Secretary must receive such written notice no earlier than December 14, 2024 and no later than January 13, 2025. If the date of the 2025 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 13, 2025 (the anniversary of this year’s Annual Meeting), then the written notice must be received no later than the 120th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the named proxies may exercise discretionary voting authority under proxies that we solicit to vote on any such business or nomination in accordance with their best judgment. In addition to satisfying all of the requirements under our Bylaws, any shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting of Shareholders must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws. Our Bylaws are available on our website at www.insmed.com under the heading “Investors—Corporate Governance” or by submitting a written request to the Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey 08807.
INSMED PROXY STATEMENT	95

Annual Report on Form 10-K
We will provide without charge to each person to whom this Proxy Statement has been made available on the written request of such person, a printed copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements and financial statement schedules. Requests should be directed to Mr. Michael A. Smith, Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey, 08807, (908) 977-9900. In connection with any such request, we will provide a list of exhibits to the Annual Report on Form 10-K for the year ended December 31, 2023, and will provide copies of any such exhibit upon the payment of a reasonable fee.
Separate Copies for Beneficial Holders
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single set of proxy materials to that address. Only one set of proxy materials will be delivered to such address unless they receive contrary directions from one or more of such beneficial owners. Any such beneficial owner can request a separate copy of these proxy materials by contacting our Corporate Secretary as described above, and we will promptly provide a separate copy. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of our proxy materials in the future, you will need to contact your broker, bank or other agent to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
96	INSMED PROXY STATEMENT

General Information about the
Annual Meeting and Voting
DISTRIBUTION OF PROXY SOLICITATION AND OTHER REQUIRED
ANNUAL MEETING MATERIALS
The Board of Directors (the “Board”) of Insmed Incorporated is soliciting your proxy for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on May 13, 2024, at 9:00 a.m. Eastern Time, and any adjournment or postponement thereof. The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/INSM2024. We intend to make the Proxy Statement and related proxy materials available to our shareholders on or about April 1, 2024.
Information about the Annual Meeting and Voting at or Prior to the Annual Meeting
Why Did I Receive a One-page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to mail to many of our shareholders a Notice of Internet Availability of the Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.
Who May Vote Shares in Connection with the Annual Meeting?
Shareholders of record at the close of business on March 12, 2024, the Record Date, will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, we had 148,555,217 outstanding shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the Annual Meeting. Beneficial owners of shares of our Common Stock may direct the record holder of the shares on how to vote the shares held on their behalf.
Who May Participate in the Annual Meeting?
This year’s Annual Meeting will take place virtually through the Internet. We have designed the format of this year’s Annual Meeting to ensure that our shareholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the close of business on the Record Date, or if you hold a valid proxy for the meeting, as described below. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/INSM2024, you must enter the 16-digit control number found on your Notice, proxy card, or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number.
INSMED PROXY STATEMENT	97

General Information about the Annual Meeting and Voting
What is a Shareholder of Record and How Can I Vote if I am a Shareholder of Record?
If, as of the close of business on the Record Date, shares of our Common Stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote by proxy in advance or at the Annual Meeting.
If you are a shareholder of record, you may vote or submit a proxy as follows:
1.	By Internet—
Before the Annual Meeting—You may authorize the voting of your shares by following the “Vote by Internet” instructions set forth on the Notice or proxy card through 11:59 p.m. Eastern Time on Sunday, May 12, 2024. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message.
During the Annual Meeting—You may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number found on your Notice or proxy card or other proxy materials and following the instructions at www.virtualshareholdermeeting.com/INSM2024.
2.
By Telephone—Dial 1-800-690-6903 using any touch-tone phone to transmit your voting instructions through 11:59 p.m. Eastern Time on Sunday, May 12, 2024. Have your Notice, proxy card, or other proxy materials in hand when you call and follow the voting instructions given to you over the phone.

3.	By Mail—Complete and sign the proxy card and mail it in accordance with the instructions on the proxy card. Completed proxy cards must be received by 11:59 p.m. Eastern Time on Sunday, May 12, 2024.
In all cases, your shares will be voted according to your instructions.
What is a Beneficial Owner of Shares and How Can I Vote if I am a Beneficial Owner?
If, on the Record Date, your shares of our Common Stock were not held in your name with our transfer agent, but instead were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record of shares of our Common Stock for purposes of voting at the Annual Meeting and is required to vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your account, then the organization will have discretion to vote the shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. See “What Matters at the Annual Meeting are ‘Routine’ and ‘Non-Routine’?” below. As a beneficial owner, you are invited to attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/INSM2024. You may not vote your shares at the Annual Meeting unless you enter the 16-digit control number found on your Notice, proxy card, or other proxy materials.
What if I Need Technical Assistance During the Annual Meeting?
We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 13, 2024. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
98	INSMED PROXY STATEMENT

General Information about the Annual Meeting and Voting
What is the Quorum Requirement?
A quorum of shareholders is necessary to hold the Annual Meeting. Shares of our Common Stock representing a majority of the votes entitled to be cast on a matter at the Annual Meeting (or 74,277,609 shares as of the Record Date) will constitute a quorum for the transaction of business with respect to such matter, unless otherwise provided by law or in our Articles of Incorporation, as amended (the “Articles of Incorporation”). Votes withheld, abstentions and broker non-votes count as present for establishing a quorum.
What Matters at the Annual Meeting are “Routine” and “Non-Routine”?
Proposal 1, the election of Class III directors, Proposal 2, the advisory vote on the 2023 compensation of our named executive officers, and Proposal 4, the approval of the Amendment to the Insmed Incorporated Amended and Restated 2019 Incentive Plan (the “Amendment to the Amended and Restated 2019 Incentive Plan”), are non-routine matters. Proposal 3, the ratification of the appointment of our independent registered public accounting firm, is a routine matter. If you are a beneficial owner of shares of our Common Stock and do not instruct your broker or other agent how to vote, your shares will not be voted on “non-routine” matters and your shares will be “broker non-votes” with respect to those proposals.
What are the Voting Requirements to Approve Each Proposal to be Submitted to Shareholders?
The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:
PROPOSAL		VOTE REQUIRED	BOARD RECOMMENDATION
1.	Election of four Class III directors	Plurality of votes cast	FOR
2.	Advisory vote to approve the 2023 compensation of our named executive officers	Majority of votes cast	FOR
3.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024	Majority of votes cast	FOR
4.	Approval of Amendment No. 1 to the Amended and Restated 2019 Incentive Plan	Majority of votes cast	FOR
Proposal 1, the election of Class III directors, requires a plurality of the votes cast. This means that the four nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board, however, has adopted a director resignation policy, under which a director nominee in an uncontested election must submit his or her resignation for consideration by our Nominations and Governance Committee of the Board (the “Nominations and Governance Committee”) and our Board if the number of votes withheld with respect to such director’s election exceeds the number of votes “for” such director’s election. See “Corporate Governance—Corporate Governance Matters—Director Resignation Policy” for additional information.
INSMED PROXY STATEMENT	99

General Information about the Annual Meeting and Voting
Proposal 2, the advisory vote on the 2023 compensation of our named executive officers, is not binding on, nor does it overrule, any decisions of the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”). We value the input of our shareholders, and in the event that Proposal 2 is not approved by a majority of votes cast, the Board and the Compensation Committee will consider the vote in future decisions on the compensation of our named executive officers.
Proposal 3, the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2024, does not require shareholder ratification under Virginia law, our Articles of Incorporation, or our Amended and Restated Bylaws (the “Bylaws”). However, the Board is submitting the appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate governance. In the event that Proposal 3 is not approved by a majority of votes cast, the Audit Committee will consider the vote in future independent auditor selection decisions.
Proposal 4, the approval of Amendment No. 1 to the Amended and Restated 2019 Incentive Plan, requires the affirmative vote of a majority of the votes cast.
What Is the Effect of Votes Withheld, Abstentions and Broker Non-Votes on Each of the Proposals?
Votes that are withheld or any abstentions from voting will not be counted in determining the number of votes cast with respect to any of the proposals. As explained above, because Proposals 1, 2 and 4 are considered “non-routine,” if a beneficial owner does not instruct its broker or other agent how to vote such beneficial owner’s shares, broker non-votes will result. Broker non-votes will not be counted in determining the number of votes cast with respect to these proposals. Because Proposal 3 is considered “routine,” a beneficial owner’s broker or other agent will have discretion to vote any shares with respect to which such beneficial owner does not provide instructions, and no broker non-votes will occur with respect to this proposal.
What if I Submit a Proxy But Do Not Specify How I Would Like to Vote?
If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted as follows:
•	FOR the election of each of the four Class III nominees for director;
•	FOR the approval of the 2023 compensation of our named executive officers;
•	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2024; and
•	FOR the approval of Amendment No. 1 to the Amended and Restated 2019 Incentive Plan.
Unsigned proxy cards will not be voted.
What If Other Matters Not Described Herein Are Brought Before the Annual Meeting for Action by the Shareholders?
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.
100	INSMED PROXY STATEMENT

General Information about the Annual Meeting and Voting
How Can I Revoke a Proxy Once I Have Voted?
Anyone giving a proxy may revoke it at any time before it is exercised by voting at the Annual Meeting or by delivering, including by phone or Internet, a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Annual Meeting will not itself revoke a proxy. A proxy, if executed, properly delivered and not revoked, will be voted at the Annual Meeting.
What is the Expected Cost of Soliciting Proxies and Who Will Pay for this Cost?
We will pay the cost of soliciting proxies. In addition to the use of mail and e-mail, proxies may be solicited in person or by telephone by our employees, with no additional remuneration. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $10,000 in total.
PRINCIPAL EXECUTIVE OFFICES OF INSMED
The address of our principal executive offices is 700 US Highway 202/206, Bridgewater, New Jersey 08807.
INSMED PROXY STATEMENT	101

APPENDIX A
Insmed Incorporated
AMENDMENT NO. 1 TO AMENDED AND RESTATED 2019 INCENTIVE PLAN
WHEREAS, Insmed Incorporated (the “Company”) sponsors and maintains the Insmed Incorporated Amended and Restated 2019 Incentive Plan (the “Plan”);
WHEREAS, Section 18 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time; and
WHEREAS, the Board desires to amend the Plan in the manner hereinafter provided, subject to approval by the Company’s shareholders.
NOW, THEREFORE, the Plan is amended as follows, effective as of the date of approval by the Company’s shareholders:
1.	The reference to “24,250,000” in Section 5(a) of the Plan is hereby amended and replaced with “27,250,000”.
2.	The reference to “24,250,000” in Section 5(c) of the Plan is hereby amended and replaced with “27,250,000”.
3.
This Amendment shall be and is hereby incorporated in, and forms a part of, the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified by this Amendment. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted by the Board.
INSMED INCORPORATED
By:

Name: Michael A. Smith
Title: Chief Legal Officer
INSMED PROXY STATEMENT	A-1

insmed

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Go online to transmit your voting instructions and for electronic delivery of information through 11:59 P.M. Eastern Time on Sunday, May 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - **www.virtualshareholdermeeting.com/INSM2024**

You may attend the meeting online and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions through 11:59 P.M. Eastern Time on Sunday, May 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 11:59 P.M. Eastern Time on Sunday, May 12, 2024.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37209-P04268 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSMED INCORPORATED

The Board of Directors recommends you vote FOR ALL Item 1:

	For All	Withhold All	For All Except
1. Election of four Class III directors, David R. Brennan, Leo Lee, Carol A. Schafer, and Melvin Sharoky, M.D., to serve until the 2027 Annual Meeting of Shareholders	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David R. Brennan
02) Leo Lee
03) Carol A. Schafer
04) Melvin Sharoky, M.D.

The Board of Directors recommends you vote FOR Items 2, 3 and 4.

Other business may be considered as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

V37210-P04268

INSMED INCORPORATED
Annual Meeting of Shareholders
May 13, 2024 at 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David R. Brennan, William H. Lewis and Michael A. Smith, or any of them, with full power of substitution in each, as proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of Common Stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 13, 2024 at 9:00 A.M. Eastern Time. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations or, in the absence of such recommendations, in the judgment of the proxy holders.

Continued and to be signed on reverse side